UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AGILYSYS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139

June 26, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Agilysys, Inc., that will be held at 8:30 a.m., local time, on Friday, July 31, 2009, at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

The matters to be addressed at the Annual Meeting include the election of three Class C Directors and ratification of the appointment of Ernst & Young LLP by the Company as its independent registered public accounting firm.

It is important that your shares are represented and voted at the Annual Meeting, whether or not you plan to attend. Accordingly, please sign, date and mail the enclosed proxy card, in the envelope provided, at your earliest convenience.

Thank you for your cooperation and continued support.

Keith M. Kolerus
Chairman of the Board

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Agilysys Inc., will be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, on Friday, July 31, 2009, at 8:00 a.m., local time, for the following purposes:

1. To elect three Class C members of the Board of Directors of the Company to hold office for a term expiring in 2012;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on June 19, 2009 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting.

By Order of the Board of Directors.

Lawrence N. Schultz
Secretary

June 26, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on July 31, 2009.

The Proxy Statement and Annual Report to Shareholders are available at
www.Agilysys.com

AGILYSYS, INC.

28925 FOUNTAIN PARKWAY
SOLON, OHIO 44139

PROXY STATEMENT

Annual Meeting of Shareholders to be held on July 31, 2009

The Proxy enclosed with this Proxy Statement is solicited by the Board of Directors of Agilysys, Inc. (the “Company”), and is to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on July 31, 2009, and any adjournments of the Annual Meeting. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders that is provided with this Proxy Statement. Without affecting any vote previously taken, a shareholder may revoke his, her or its Proxy by giving notice to the Company in writing at any time before the Proxy’s exercise or in the open meeting. Unless revoked, shares represented by a valid Proxy (in the form enclosed and properly signed) received in time for voting will be voted according to the directions given in the Proxy.

The holders of Common Shares of the Company (the only class of shares outstanding) can vote at the Annual Meeting. At the close of business on June 19, 2009 — the date fixed for purpose of determining which shareholders can vote — there were 22,710,051 Common Shares outstanding and entitled to vote at the Annual Meeting, each share being entitled to one vote. Under Ohio law and the Company’s Amended Code of Regulations, if a quorum is present at the Annual Meeting, the three nominees for election as Directors will be elected as Directors if they receive the greatest number of votes cast for the election of Directors at the Annual Meeting by the holders of Common Shares present in person or represented by Proxy and entitled to vote (“Proposal 1”). Abstentions and broker non-votes will count as votes present for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and broker non-votes will have no effect on Proposal 1. By Nasdaq Stock Market and SEC rules, appointment of the Company’s independent registered public accounting firm is the direct responsibility of the Company’s Audit Committee. The Company’s Board of Directors has determined, however, to seek shareholder ratification of that selection to provide shareholders an avenue to express their views on this important matter. If the affirmative vote of a majority of the shareholders voting fail to ratify the appointment by the Company of Ernst & Young LLP (“Proposal 2”), the Audit Committee will seek to understand the reasons for such failure and will take those views into account in this and future appointments. Even if the current selection is ratified by shareholders, the Audit Committee reserves to itself the right to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the best interests of the Company and its shareholders.

If not less than 48 hours before the Annual Meeting commences, any shareholder gives written notice to the Chief Executive Officer or the Secretary of the Company that he, she or it wants the voting for the election of Directors to be cumulative, the shareholder giving notice or a representative of that shareholder, the Chairman or the Secretary will make an announcement about such notice at the start of the Annual Meeting. Cumulative voting means that each shareholder may cumulate his, her or its voting power for the election of Directors by distributing a number of votes, determined by multiplying the number of Directors to be elected in this meeting times the number of the shareholder’s Common Shares. The shareholder may distribute all of the votes to one individual Director nominee, or distribute the votes among two or more Director nominees, as the shareholder chooses.

QUESTIONS AND ANSWERS

Why am I receiving this Proxy Statement?

This Proxy Statement contains information related to the solicitation of proxies for use at our 2009 annual meeting of shareholders (the “Annual Meeting”), to be held at 8:30 a.m., local time, on Friday, July 31, 2009 at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, for the purposes stated in the Notice of Annual Meeting of Shareholders. This solicitation is made by Agilysys, Inc. on behalf of our Board of Directors. “We,” “our,” “us” and the “Company” refer to Agilysys, Inc, and its subsidiaries. This Proxy Statement, the enclosed proxy card and our 2009 Annual Report to Shareholders and Form 10-K are first being mailed and made available electronically on our website at www.agilysys.com to shareholders beginning on or about June 26, 2009.

Who is entitled to vote at the Annual Meeting?

Only holders of record of our Common Shares at the close of business on June 19, 2009, the record date for the Annual Meeting, are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our Common Shares are the only class of securities entitled to vote at the Annual Meeting.

What are the voting rights of shareholders?

Each Common Share outstanding on the record date entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

All holders of our Common Shares at the close of business on June 19, 2009, the record date for the Annual Meeting, or their duly appointed proxies, are authorized to attend the Annual Meeting. Cameras, recording devices, and other electronic devices will not be permitted at the Annual Meeting. If you hold your shares in “street name” (that is, through a bank, broker or other nominee), you will need to bring a copy of the brokerage statement reflecting your stock ownership as of June 19, 2009, or a legal proxy from your bank or broker.

What will constitute a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Shares outstanding at the close of business on June 19, 2009 will constitute a quorum, permitting the shareholders to conduct business at the Annual Meeting. We will include abstentions and broker non-votes in the number of Common Shares present at the Annual Meeting for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares.

As of the record date, there were 22,710,051 Common Shares outstanding.

How do I vote my Common Shares that are held by my bank or broker?

If your Common Shares are held by a bank or broker, you should follow the voting instructions provided to you by the bank or broker. Although most banks and brokers offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How do I vote?

You or your duly authorized agent may vote by completing and returning the accompanying proxy card, or you may attend the Annual Meeting and vote in person.

May I change my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by submitting to our Secretary a notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

How are proxy card votes counted?

If the accompanying proxy card is properly signed and returned to us, and not revoked, it will be voted as directed by you. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote “FOR” the election of all nominees for our Board of Directors named in this Proxy Statement, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm and, as recommended by our Board of Directors with regard to any other matters that properly come before the Annual Meeting, or, if no such recommendation is given, the persons designated as proxy holders on the proxy card will vote in their own discretion.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. We hired Georgeson Inc. to serve as proxy solicitors for us at a cost of $8,500. In addition to soliciting proxies by mail, our officers, trustees and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses.

How can I determine the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be published in the Company’s quarterly report on Form 10-Q for the first quarter of fiscal 2010.

How can I obtain the Company’s Annual Report and Form 10-K?

Our Annual Report to Shareholders and Form 10-K for the fiscal year ended March 31, 2009, is being mailed along with this Proxy Statement. These documents are also available electronically on our website at www.agilysys.com. Our 2009 Annual Report is not incorporated into this Proxy Statement and shall not be considered proxy solicitation material.

If you wish to have a copy of our Annual Report to Shareholders and Form 10-K for the fiscal year ended March 31, 2009, we will mail these documents to you without charge. Requests should be sent to: our Treasurer, Agilysys, Inc., 28925 Fountain Parkway, Solon, Ohio 44139. These materials have been filed with the Securities and Exchange Commission, or SEC, and may be accessed from the SEC’s homepage at www.sec.gov.

Why do the proxy materials contain information regarding the Internet availability of proxy materials?

Pursuant to rules adopted by the SEC, the Company will provide access to our proxy materials on the Internet. As described above, proxy materials for the Annual Meeting, including our Annual Report to Shareholders and this Proxy Statement, are now available on the Internet by accessing www.agilysys.com. While the Company elected to mail complete sets of the proxy materials for this year’s Annual Meeting, in the future, you may receive only a Notice of Internet Availability of Proxy Materials and you would then have to request to receive a printed set of the proxy materials.

Who should I contact if I have any questions?

If you have any questions about the Annual Meeting, these proxy materials or your ownership of our Common Shares, please contact our Treasurer by telephone at (440) 519.8700 or by fax at (440) 519.8619.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Proxy Statement contains certain management expectations, that may constitute forward-looking information within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Reform Act of 1995. Forward-looking information speaks only as to the date of this Proxy Statement and may be identified by use of words such as “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “targets,” “forecasts,” “continues,” “seeks,” or the negative of those terms or similar expressions. Many important factors could cause actual results to be materially different from those in forward-looking information including, without limitation, competitive factors, disruption of supplies, changes in market conditions, pending or future claims or litigation, or technology advances. No assurances can be provided as to the outcome of cost reductions, business strategies, future financial results, unanticipated downturns to our relationships with customers, unanticipated difficulties integrating acquisitions, new laws and government regulations, interest rate changes, and unanticipated deterioration in economic and financial conditions in the United States and around the world. The company does not undertake to update or revise any forward-looking information even if events make it clear that any projected results, actions, or impact, express or implied, will not be realized.

Other potential risks and uncertainties that may cause actual results to be materially different from those in forward-looking information are described in the company’s Annual Report on Form 10-K filed within the SEC, under Item 1A, “Risk Factors.” Copies are available from the SEC or the Agilysys web site.

BENEFICIAL OWNERSHIP OF COMMON SHARES

The following table shows the number of Common Shares beneficially owned as of May 31, 2009, unless otherwise indicated, by: (i) each current Director; (ii) all individuals serving as the chief executive officer or chief financial officer for Agilysys during the fiscal year ended March 31, 2009; (iii) the other three most highly compensated executive officers at March 31, 2009 whose total compensation exceeded $100,000 for the fiscal year ended March 31, 2009; (iv) two additional individuals who would have been included in the foregoing had they been serving as an executive officer of Agilysys at March 31, 2009 (together with the individuals covered by (ii) and (iii) above, the “Named Executive Officers”); (v) all Directors and our executive officers as a group; and (vi) each person who is known by us to beneficially own more than 5% of our Common Shares.

	Number of
	Common Shares
	Beneficially		Percent
Name	Owned(1)		# of Class

Directors (Excluding Named Executive Officers)(2)
Thomas A. Commes	102,427	(3)	.4
R. Andrew Cueva	2,646,161	(4)	11.7
James H. Dennedy	—		—
Howard V. Knicely	60,927	(5)	.3
Keith M. Kolerus	94,427	(6)	.4
Robert A. Lauer	72,427	(7)	.3
Robert G. McCreary, III	99,204	(7)	.4
John Mutch	11,713	(8)	—
Named Executive Officers(2)
Peter J. Coleman	128,478	(9)	.6
Paul Civils, Jr.	38,966	(10)	.2
Martin F. Ellis	404,134	(11)	1.8
Kenneth J. Kossin Jr.	45,833	(12)	.2
Arthur Rhein	761,735	(13)	3.3
Richard A. Sayers, II	366,573	(14)	1.6
Tina Stehle	33,333	(15)	.1
Curtis Stout	35,499	(16)	.2
All Directors and Executive Officers as a group (16 persons)	3,671,717	(17)	15.7
Other Persons
MAK Capital One, LLC et al.	4,418,447	(18)	19.5
6100 Red Hook Quarter, 18B, Suites C, 1-6 St. Thomas, VI 00802
Ramius LLC et al.	2,703,991	(19)	11.9
599 Lexington Avenue, 20th Floor New York, New York 10022
Dimensional Fund Advisors L.P.	2,142,962	(20)	9.4
1299 Ocean Ave., 11th Floor Santa Monica, California 90401
Barclays Global Investors, NA	1,740,748	(21)	7.7
45 Fremont Street San Francisco, California 94105
Goodwood, Inc.	1,143,405	(22)	5.0
212 King Street West, Suite 201 Toronto, ON, Canada M5H 1K5

(1)	Except where otherwise indicated, beneficial ownership of the Common Shares held by the persons listed in the table above comprises both sole voting and dispositive power, or voting and dispositive power that is shared with the spouses of such persons.

(2)	The address of each Director and Named Executive Officer is 28925 Fountain Parkway, Solon, Ohio 44139.

(3)	Includes (i) 52,500 Common Shares which the Director had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan, and (ii) 11,713 restricted Common Shares which the Director was granted under the 2006 Stock Incentive Plan, as to which the Director has sole voting power, but no dispositive power until such Common Shares have become vested.

(4)	Comprised entirely of Common Shares beneficially owned by MAK Capital Fund L.P. Mr. Cueva may be deemed to share beneficial ownership in Common Shares that MAK Capital Fund L.P. may be deemed to beneficially own. However, Mr. Cueva disclaims beneficial ownership of the Common Shares, except to the extent of his pecuniary interest in MAK Capital Fund L.P.’s interest in such Common Shares. The inclusion in this table of the Common Shares beneficially owned by MAK Capital Fund L.P. shall not be deemed an admission by Mr. Cueva of beneficial ownership of all of the reported Common Shares.

(5)	Includes (i) 30,000 Common Shares which the Director had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan, and (ii) 11,713 restricted Common Shares which the Director was granted under the 2006 Stock Incentive Plan, as to which the Director has sole voting power, but no dispositive power until such Common Shares have become vested.

(6)	Includes (i) 47,500 Common Shares which the Director had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to the Director under the 1999 and 2000 Stock Option Plans for Outside Directors, and the 2000 Stock Incentive Plan, and (ii) 11,713 restricted Common Shares which the Director was granted under the 2006 Stock Incentive Plan, as to which the Director has sole voting power, but no dispositive power until such Common Shares have become vested.

(7)	Includes (i) 37,500 Common Shares which the Director had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to the Director under the 2000 Stock Option Plan for Outside Directors and the 2000 Stock Incentive Plan, and (ii) 11,713 restricted Common Shares which the Director was granted under the 2006 Stock Incentive Plan, as to which the Director has sole voting power, but no dispositive power until such Common Shares have become vested.

(8)	Comprised entirely of 11,713 restricted Common Shares which the Director was granted under the 2006 Stock Incentive Plan, as to which the Director has sole voting power, but no dispositive power until such Common Shares has become vested.

(9)	On October 21, 2008, Mr. Coleman’s employment with the Company was terminated.

(10)	Includes (i) 2,738 Common Shares held in the Company’s 401(k) Retirement Savings Plan, (ii) 2,895 Common Shares held in the Company’s Benefits Equalization Plan, and (iii) 33,333 Common Shares which Mr. Civils had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2006 Stock Incentive Plan.

(11)	Includes (i) 252,000 Common Shares which Mr. Ellis had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2000 Stock Incentive Plan; and (ii) 52,000 restricted Common Shares which Mr. Ellis was granted under the 2006 Stock Incentive Plan, as to which Mr. Ellis has sole voting power, but no dispositive power until such Common Shares have become vested.

(12)	Comprised entirely of 45,833 Common Shares which Mr. Kossin had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2000 and 2006 Stock Incentive Plans.

(13)	On October 20, 2008, Mr. Rhein retired from Agilysys. Includes (i) 500,000 Common Shares that Mr. Rhein has the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2000 Stock Incentive Plan, and (ii) 97,175 Common Shares that Mr. Rhein has pledged as security pursuant to a brokerage margin account.

(14)	On March 15, 2009, Mr. Sayer’s employment with the Company was terminated. Includes 253,500 Common Shares which Mr. Sayers had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2000 and 2006 Stock Incentive Plan.

(15)	Comprised entirely of 33,333 Common Shares which Ms. Stehle had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to her under the 2000 and 2006 Stock Incentive Plans.

(16)	Comprised entirely of 35,499 Common Shares which Mr. Stout had the right to acquire within 60 days of May 31, 2009, through the exercise of stock options granted to him under the 2000 and 2006 Stock Incentive Plans.

(17)	The number of Common Shares shown as beneficially owned by the Directors and Named Executive Officers as a group includes (i) 642,877 Common Shares which such persons have the right to acquire within 60 days of March 31, 2009, through the exercise of stock options granted to them under the 2000 Stock Incentive Plan, the 1995 Stock Option Plan for Outside Directors, the 1999 Stock Option Plan for Outside Directors and the 2000 Stock Option Plan for Outside Directors; (ii) 52,000 restricted Common Shares granted to Mr. Ellis under the 2006 Stock Incentive Plan, as to which Mr. Ellis has sole voting power, but no dispositive power until such Common Shares have become vested; (iii) 2,738 Common Shares held by Mr. Civils in the Company’s 401(k) Retirement Savings Plan; (iv) 2,895 Common Shares held by Mr. Civils in the Company’s Benefits Equalization Plans; (v) 70,278 restricted Common Shares held by certain of the Directors, as to which such Directors have sole voting power, but no dispositive power until such Common Shares, have become vested; and (vi) 2,646,161 Common Shares beneficially owned by MAK Capital Fund L.P., in which Mr. Cueva may be deemed to share beneficial ownership. See footnote (4) for information regarding Mr. Cueva’s disclaimer of beneficial ownership of the MAK shares listed in the table.

(18)	As reported on a Schedule 13D dated July 1, 2008.

(19)	As reported on a Schedule 13D/A dated March 13, 2009 and reduced in accordance with certain transactions reported on Form 4 since the 13D/A filing up to June 11, 2009. Ramius, LLC et. al filed a Schedule 13D/A with the SEC on March 13, 2009 indicating that, as of March 12, 2009: (A) Ramius Value and Opportunity Master Fund, Ltd had sole voting and dispositive power with respect to 2,342,130 Common Shares; (B) each of Parche, LLC and Ramius Enterprise Master Fund Ltd had sole voting and dispositive power with respect to 323,761 Common Shares; (C) RCG PB, Ltd. had sole voting and dispositive power with respect to 277,103 Common Shares; (D) Ramius Advisors, LLC had sole voting and dispositive power with respect to 600,864 Common Shares; (E) RCG Starboard Advisors, LLC had sole voting and dispositive power with respect to 2,665,891 Common Shares; (F) each of Ramius LLC and C4S & Co., L.L.C. had sole voting and dispositive power with respect to 2,942,994 Common Shares; (G) each of Peter A. Cohen, Morgan B. Stark, Jeffrey M. Solomon and Thomas W. Strauss had shared voting and dispositive power with respect to 2,942,994 Common Shares; and (H) Steve Tepedino had sole voting and dispositive power with respect to 7,670 Common Shares. Ramius, LLC et al. also reported that each of John Mutch and James Zierick did not directly own any Common Shares, but, as respective members of a “group” for the purposes of Section 13(d)(3) of the Exchange Act, are each deemed to be a beneficial owner of the 2,343,130 Common Shares owned by Value and Opportunity Master Fund, 323,761 Common Shares owed by Parch, LLC and 277,103 Common Shares owned by RCG PB, Ltd. Both Mr. Mutch and Mr. Zierick have disclaimed beneficial ownership of such Common Shares. The address of the principal office of each of RCG Starboard Advisors, LLC, Parche, LLC, Ramius, LLC, C4S & Co., L.L.C., and Messrs. Cohen, Stark, Strauss and Solomon is 599 Lexington Avenue, 20th Floor, New York, New York 10022. The address of the principal office of each of Ramius Value and Opportunity Master Fund Ltd, Ramius Enterprise Master Fund Ltd and RCG PB, Ltd. is c/o Citco Fund Services (Cayman Islands) Limited, Corporate Center, West Bay Road, Grand Cayman, Cayman Islands, British West Indies. The principal business address of Mr. Mutch is c/o MV Advisors, LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075. The principal business address of Mr. Zierick is c/o Aspyra, Inc., 26115-A Mureau Road, Calabasas, CA 91320.

(20)	As reported on a Schedule 13G/A dated February 9, 2009.

(21)	As reported on a Schedule 13G dated February 5, 2009.

(22)	As reported on a Schedule 13G/A dated February 17, 2009.

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of March 31, 2009.

Equity Compensation Plan Information

	Number of Securities to	Weighted-Average	Number of Securities
	be Issued upon Exercise	Exercise Price of	Remaining Available for
	of Outstanding Options,	Outstanding Options,	Future Issuance Under
	Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by shareholders (i.e., 1991 Stock Option Plan, Amended and Restated 2000 Stock Incentive Plan, 2006 Stock Incentive Plan and 1995, 1999 and 2000 Stock Option Plans for Outside Directors)	2,157,165	$11.63	1,512,837
Equity compensation plans not approved by shareholders	-0-	-0-	-0-

Total	2,157,165	$11.63	1,512,837

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect three Class C Directors for a term ending at the Annual Meeting in 2012. The Board of Directors’ nominees for election are James H. Dennedy, Martin F. Ellis and John Mutch. Messrs. Dennedy, Ellis and Mutch currently serve as Directors of the Company. Mr. Mutch was appointed by the Board of Directors to fill the vacancy created by the resignation of Mr. Charles F. Christ on March 11, 2009. Mr. Dennedy has been appointed by the Board to fill the vacancy created by the resignation of Steve Tepedino on May 21, 2009. Mr. Tepedino was previously appointed to fill the Class C vacancy created by the resignation of Ms. Eileen M. Rudden on March 11, 2009.

The proxyholders named in the accompanying proxy card, or their substitutes, will vote the Proxy at the Annual Meeting, or any adjournments of the Annual Meeting, for the election of the three Director nominees named above, unless, by marking the appropriate space on the proxy card, the shareholder withholds authority for the proxyholder to vote. Each of the nominees has indicated willingness to serve as a Director, if elected. The accompanying proxy card will not be voted for more than three Director nominees or for anyone other than the Company’s three Director nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE. PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED ABOVE UNLESS THE SHAREHOLDER SPECIFIES OTHERWISE IN THE PROXY.

For each of the current Director nominees and each of the other Directors who serve on the Board of Directors for the Company, the following table shows: name; principal job for the past five years and Directorships in other publicly-held corporations; the year during which service as a Director began or will begin; age; and when their service as a Director ends or will end.

NOMINEES FOR ELECTION

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Class C Directors
James H. Dennedy	Principal with Arcadia Capital Advisors, LLC, an investment management company making active investments in public companies since April 2008; President and CEO of Engyro Corporation, an enterprise software company offering solutions in systems management from January 2005 to August 2007; Principal of Mitchell-Wright, LLC, a consulting firm from April 2002 to December 2004; and Director of NaviSite, Inc., Entrust, Inc. and I-many, Inc. On June 22 2009, in connection with the previously disclosed Settlement Agreement with Ramius LLC, a shareholder of the Company, the Board of Directors appointed Mr. Dennedy to fill a vacancy created by the resignation of Mr. Steve Tepedino. Messrs. Tepedino and Dennedy were both recommended as candidates for director by Ramius LLC.	2009	43	2012

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Martin F. Ellis	President and Chief Executive Officer of the Company since October 2008; Executive Vice President and Chief Financial Officer of the Company from June 2005 to October 2008; Executive Vice President Corporate Development and Investor Relations of the Company from June 2003 to June 2005.	2008	44	2012
John Mutch	Founder and a Managing Partner of MV Advisors, LLC, a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems Inc. (“Peregrine”), a global enterprise software provider, to assist Peregrine and its management in development of a plan of reorganization, which ultimately led to Peregrine’s emergence from bankruptcy. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine. Mr. Mutch also is a director of Adaptec, Inc. and Edgar Online, Inc. In March 2009, Mr. Mutch was appointed to the Company’s Board at the recommendation of Ramius LLC, a shareholder of the Company, in connection with the previously disclosed Settlement Agreement.	2009	52	2012

DIRECTORS CONTINUING IN OFFICE
	Class A Directors
Keith M. Kolerus	Retired Vice President, American Division, National Semiconductor (Computer Components), from 1996 to February 1998; Chairman of the Board of Directors of ACI Electronics, LLC, from 2004 to 2008; Chairman of the Board of Directors, National Semiconductor Japan Ltd., from 1995 to 1998.	1998	62	2010

	Principal Occupation or Employment	Director
	for Past Five Years and Other	Continuously		Term
Name	Directorships of Publicly-Held Corporations	Since	Age	Expiration

Robert A. Lauer	Retired from Accenture (formerly known as Andersen Consulting) in August 2000. Mr. Lauer held numerous operational positions covering regional, national and global responsibilities during his thirty-one year career, most recently serving as Managing Partner Global Human Performance Services and Managing Partner Change Management Global Communications and High Tech industries; Director of SumTotal Systems, Inc. (formerly Docent, Inc.) from 2000 to 2004.	2001	65	2010
Robert G. McCreary, III	Founder and currently a principal of CapitalWorks, LLC (Private Equity Group), Mr. McCreary has served in numerous managing partner positions in investment banking firms and as a partner in a large regional corporate law firm.	2001	56	2010
	Class B Directors
Thomas A. Commes	Retired President and Chief Operating Officer of The Sherwin-Williams Company (Paints and Painting Supplies Manufacturer and Distributor) from June 1986 to March 1999 and a Director of The Sherwin-Williams Company from April 1980 to March 1999; Director, Applied Industrial Technologies, Inc., and Pella Corporation.	1999	67	2011
R. Andrew Cueva	Managing Director of MAK Capital Fund, L.P., since 2005, portfolio manager and analyst at Green Cay Asset Management from 2002 to 2004.	2008	39	2011
Howard V. Knicely	Executive Vice President, Human Resource & Communications of TRW Inc. (Aerospace, Software Systems and Automotive Components) from 1995 through 2002; from 1989 to 1995, Executive Vice President, Human Resources, Communications and Information Systems at TRW; Director of TRW from April 2001 through 2002. Mr. Knicely currently serves as a Director of Morrison Products, a privately held company in Cleveland, Ohio.	2002	73	2011

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Guidelines

In May 2006, the Board of Directors adopted Amended Corporate Governance Guidelines created and approved by the Nominating and Corporate Governance Committee. The Guidelines provide a sound framework to assist the Board in fulfilling its responsibilities to shareholders. Under these Guidelines, the Board exercises its role in overseeing the Company by electing qualified and competent officers, and by monitoring the performance of the Company. The Guidelines state that the Board and its Committees will exercise oversight in the areas of CEO and executive pay, Director nomination, corporate governance, succession planning, financial reporting, internal controls, and strategic and operational issues. The Guidelines also state Board policy on eligibility for the Board, including Director independence and qualifications for Board candidates, and Board policy describing events that require resignation from the Board. A complete copy of the Guidelines is available on the Company’s website at www.agilysys.com.

Independence

The NASDAQ listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Directors. The Company’s Corporate Governance Guidelines state that the Board should consist of a substantial majority of independent Directors. A Director is not independent if he or she fails to satisfy the standards for Director independence under the NASDAQ listing standards, the rules of the SEC, and any other applicable laws, rules and regulations. During the Board’s annual review of Director independence, the Board considers transactions, relationships and arrangements, if any, between each Director or an immediate family member of the Director and the Company or its management. The following Directors have been determined to be independent:

Thomas A. Commes
R. Andrew Cueva
James H. Dennedy
Howard V. Knicely
Keith M. Kolerus
Robert A. Lauer
Robert G. McCreary, III
John Mutch

Mr. Ellis is not considered to be independent because of his position as a President and Chief Executive Officer of the Company.

Code of Ethics

The Company has adopted a Code of Business Conduct that applies to all Directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Senior Financial Executives that applies to the Chief Executive Officer, Chief Financial Officer, Treasurer and Controller of the Company and any person performing a similar function. The Code of Business Conduct and the Code of Ethics for Senior Financial Executives are available on the Company’s website at www.agilysys.com. The Company has in place a hotline, managed by an independent third party, that all employees can use to anonymously report potential violations of the Code of Business Conduct or the Code of Ethics for Senior Financial Executives.

Meetings of Board of Directors and Attendance at Annual Meeting

The Board of Directors held twelve meetings during Fiscal 2009. During Fiscal 2009, no Director attended less than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he served as a Director and (ii) the total number of meetings held by Committees of the Board on which he/she served, during the periods that he/she served. Independent Directors meet regularly in executive session at each Board meeting. Such executive sessions were previously chaired, on a rotating basis, by the Chairmen of the Audit, Compensation, and Nominating and Corporate Governance Committees. On October 20, 2008, the Board elected

Mr. Keith Kolerus as its independent chairman, replacing Mr. Arthur Rhein, who retired effective that same day. As a result, the Board will no longer require that the executive sessions be chaired on a rotating basis and instead will be chaired by Mr. Kolerus.

It is the policy of the Board that all of its members attend the Annual Meeting absent exceptional cause. All of the Directors were in attendance at the 2008 Annual Meeting.

Shareholder Communication with Directors

Shareholders and others who wish to communicate with the Board of Directors as a whole, or with any individual Director, may do so by sending a written communication to such Director(s) in care of the Company at its headquarters’ address. The Company’s General Counsel will forward the communication to the Director(s) as instructed by the Director.

Committees of the Board

Nominating and
Corporate
	Audit	Compensation	Governance

Thomas A. Commes(1)	Chairman		X
R. Andrew Cueva(2)	X		X
James H. Dennedy(2)	X
Howard V. Knicely		Chairman	X
Keith M. Kolerus		X
Robert A. Lauer	X	X
Robert G. McCreary, III	X		Chairman
John Mutch(2)		X

(1)	Audit Committee Financial Expert

(2)	On April 27, 2009 Mr. R. Andrew Cueva was appointed to serve on the Audit and the Nominating and Corporate Governance Committee and Mr. Mutch was appointed to serve on the Compensation Committee. On June 22, Mr. Dennedy was appointed to serve on the Audit Committee.

Audit Committee.  The Audit Committee held five meetings during the last fiscal year. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, reviews with the Company’s independent registered public accounting firm, the proposed scope of the Company’s annual audits and audit results, reviews the adequacy of internal financial controls, reviews internal audit functions, is directly responsible for the appointment, determination of compensation, retention and general oversight of the independent registered public accounting firm and reviews any concerns identified by either the internal or external auditors. The Board of Directors has determined that all Audit Committee members are financially literate under the current NASDAQ listing standards. The Board has also determined that Thomas A. Commes qualifies as an “audit committee financial expert” under the rules adopted by the SEC under the Sarbanes-Oxley Act of 2002. In June 2008, the Board adopted an Amended and Restated Charter, which is available on the Company’s website at www.agilysys.com.

Compensation Committee.  The Compensation Committee held nine meetings during the last fiscal year. The purpose and mission of the Compensation Committee of the Board of Directors of the Company is to enhance shareholder value by ensuring the pay available to the Board of Directors, Chief Executive Officer and other executive officers enables the Company to attract and retain high-quality leadership and is consistent with the Company’s executive pay policy. As part of its responsibility in this regard, the Compensation Committee oversees the Company’s pay plans and policies, annually reviews and determines all pay (including base salary and the Company’s annual cash incentive, long-term stock incentive, retirement and perquisite plans and programs), administers the Company’s incentive programs (including establishing performance goals, determining the extent to which performance goals are achieved and calculating awards), administers the Company’s equity pay plans (including making grants to the Company’s executive officers) and regularly evaluates the effectiveness of the overall executive pay program. A more complete description of the Compensation Committee’s functions is found in the Compensation Committee’s charter, which is available on the Company’s website at www.agilysys.com.

The Company’s Law Department and Human Resources Department support the Compensation Committee in its work and, in some cases, as a result of delegation of authority by the Compensation Committee, fulfill various functions in administering the Company’s pay programs. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee. In fiscal year 2009, the Compensation Committee relied on the services of Pearl Meyer & Partners, an executive pay consulting firm, to provide input to facilitate the Compensation Committee’s decision-making process regarding the executive pay programs for the executive officers. Specifically, the executive pay consulting firm:

•	Provided input on executive pay levels among a peer group of companies and from published and private salary surveys;

•	Provided long-term incentive plan alternatives; and

•	Assisted in the preparation of the Compensation Discussion and Analysis included in this Proxy Statement.

While the Compensation Committee directly retains the executive pay consulting firm, in carrying out assignments the executive pay consulting firm also interacted with the Company’s executive officers when necessary and appropriate. Specifically, the executive pay consulting firm interacted with the Chief Executive Officer and Chief Human Resources Officer, who provided data and insight on the Company’s compensation programs and business strategies.

The Chief Executive Officer and the Chief Human Resources Officer attend Compensation Committee meetings when executive compensation, Company performance, and individual performance are discussed and evaluated by Compensation Committee members. The executive officers provide their thoughts and recommendations on executive pay issues during these meetings and also provide updates on financial performance, divestitures, mergers and acquisitions, industry status and other factors that may impact executive pay. Decisions regarding the Chief Executive Officer’s compensation were based solely on the Compensation Committee’s deliberations while compensation decisions regarding other executive officers took into consideration recommendations from the Chief Executive Officer. Only Compensation Committee members make decisions on executive pay and approve all outcomes.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee held 12 meetings during the last fiscal year. The Nominating and Corporate Governance Committee assists the Board in finding and nominating qualified people for election to the Board, assessing and evaluating the Board’s effectiveness, and establishing, implementing and overseeing the Company’s governance programs and policies. In January 2005, the Board adopted an Amended and Restated Charter of the Nominating and Corporate Governance Committee, which is available on the Company’s website at www.agilysys.com.

The Nominating and Corporate Governance Committee is responsible for reviewing the qualifications of, and recommending to the Board of Directors, individuals to be nominated for membership on the Board of Directors. The Nominating and Corporate Governance Committee considers nominees using the criteria for the composition of the Board and the qualifications of members as outlined in the Company’s Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee will consider shareholder recommendations for nominees for membership on the Board of Directors. Shareholders may make a nominee recommendation by sending the nomination to the Chairman of the Nominating and Corporate Governance Committee, at the Company’s headquarters address. The recommendation must include:

•	The name and address of the candidate;

•	A brief biography, including his or her job for at least the last ten years, and why the candidate is qualified; and

•	The candidate’s signed consent to serve as a Director if elected and to be named in the Proxy Statement.

The Nominating and Corporate Governance Committee may request additional information from such candidate to assist in its evaluation. The Nominating and Corporate Governance Committee will evaluate any shareholder-recommended nominees in the same way it evaluates candidates recommended by other sources, as described above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2009 or as of the date of this Proxy Statement is or has been an officer or employee of the Company, and no executive officer of the Company served on the compensation committee or board of any Company that employed any member of the Company’s Compensation Committee or Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

During fiscal 2009, Agilysys did not achieve its overall financial and shareholder performance goals. Specifically, overall corporate net sales, gross profit and EBITDA were well below expectations and, as a result, shareholder returns were also well below expectations. Accordingly, annual incentive payments to our Chief Executive Officer, Chief Financial Officer and our next three highest paid executive officers (collectively, the “Named Executive Officers”) were lower and most equity incentives had no value. In addition, any Common Shares owned outright by our executives also declined in value, in proportion to the losses sustained by our shareholders.

During fiscal 2009, we also had significant changes in our senior management team, particularly among the Named Executive Officers:

•	Our Chief Executive Officer, Mr. Arthur Rhein, retired on October 20, 2008.

•	Two other Named Executive Officers, Messrs. Coleman and Sayers terminated employment during fiscal 2009.

•	On October 20, 2008, we promoted the following executives: (i) our former Chief Financial Officer, Mr. Martin F. Ellis, as our new Chief Executive Officer,; (ii) our former Controller, Mr. Kenneth J. Kossin Jr., to replace Mr. Ellis as Chief Financial Officer; (iii) our former Vice President Corporate Planning, Mr. Curtis C. Stout, as Vice President and Treasurer; and (iv) Mr. Tony Mellina, Mr. Paul Civils, Jr. and Ms. Tina Stehle, heads of our three business units, were promoted to executive officer status.

The overall impact of the above management changes was to streamline and reduce our overall management structure and shorten the lines of communication within the organization, which we believe will serve to enhance performance going forward. The above changes are reflected in the discussions below in this Compensation Discussions and Analysis and in the various compensation tables included in this Proxy Statement.

Our Compensation Committee adopted a pay philosophy, objectives and structure for the Named Executive Officers designed to achieve business goals and create long-term shareholder value. Following input from our executive compensation consultant, the Compensation Committee reaffirmed their compensation philosophy, objectives and structure this fiscal year.

Compensation Philosophy

•	To pay a base salary and annual cash incentives and provide long-term stock incentives targeted each at a minimum of the 50th percentile of industry specific market surveys; and

•	To annually review compensation components based on industry specific market surveys and to tie compensation to the dynamics of the business strategy.

Compensation Objectives

•	To attract, retain and motivate executives who can significantly contribute to the success of the Company;

•	To reward the achievement of business objectives approved by the Board;

•	To provide a rational, consistent and competitive executive compensation program that is well understood by those to whom it applies; and

•	To tie a significant portion of executive compensation to the long-term performance of our Common Shares.

Compensation Structure

•	Base Salary — fixed pay that takes into account each executive’s roles and responsibilities, experience, functional expertise and individual performance;

•	Annual Incentive — cash-based variable pay based on the achievement of Company financial and business goals, with target incentives set as a percentage of salary and based on individual performance; and

•	Long-Term Incentives — incentives based on the equity of the Company, designed to influence our executive officers to maximize shareholder value.

Key Considerations Guiding Specific Decisions

Annual Goal Setting

At the beginning of each fiscal year, written goals are established for our Named Executive Officers. These goals are tied to the Company’s financial, strategic and operational goals and include Company and business specific financial targets relating to net sales, gross margin, EBITDA and financial measures. For the Company’s fiscal 2009 executive compensation arrangements, EBITDA was defined as operating income plus depreciation and amortization, excluding restructuring charges and goodwill and intangible asset impairment charges.

Each Named Executive Officer’s goals are established with input from and are reviewed by our Compensation Committee. Our Chief Executive Officer evaluates the performance of and recommends the total compensation award for each Named Executive Officer, other than himself. Our Compensation Committee evaluates the performance of our Chief Executive Officer based on these established goals, and determines the appropriate amount of his compensation. Our Committee also reviews the performance of the Company’s other Named Executive Officers, taking into consideration the Chief Executive Officer’s recommendations, and determines their compensation based on that review.

External Benchmarking

For fiscal year 2009, we conducted a formal executive compensation study for Messrs. Ellis, Kossin and Stout that showed our current pay levels for Named Executive Officers are generally commensurate with the market median. The information was reviewed by our Compensation Committee in the context of our executive pay philosophy, objectives and current Named Executive Officer pay levels prior to making decisions regarding salary levels and approving target annual incentives and equity grants for fiscal year 2009. A formal compensation study was also conducted and used by the Compensation Committee and full board in setting fiscal 2009 Director pay. The study was completed using data from published salary surveys, including those issued by Pearl Meyer & Partners, Economic Research Institute, Mercer Human Resource Consulting and Watson Wyatt. Each survey has up to several hundred companies who contributed data and no single company was considered significant in any of the databases. In most cases, regression analysis relating revenues and salaries within similar industry groups was used to determine market median pay data.

Pay Mix

Our philosophy is to provide greater at-risk pay, in the form of annual and long-term incentives, to our more senior executives, while providing a relatively larger percentage of total pay in the form of salaries for less senior executives. Given the magnitude and nature of the management changes that took place among our Named Executive Officers in fiscal 2009, including mid-year promotional salary increases and special equity grants made upon the promotions, comparisons across executives are complex and difficult to analyze properly. However, our Compensation Committee adhered to the following general guidelines:

•	Higher ranking officers have higher percentages of salary as targets for annual incentive opportunities.

•	Higher ranking officers have higher long-term incentive opportunities, both in absolute terms and as a percentage of salary.

•	As a result, the total at-risk pay for our more senior executives, defined as the sum of annual and long-term incentive opportunities, is higher than those of less senior executives.

Taken together, the incentive components, which are at-risk pay, represent a significant portion of the direct pay for each Named Executive Officer. Our Chief Executive Officer has a larger overall incentive pay opportunity than other executives because he is believed to have a greater ability to influence financial and shareholder return performance. Our Named Executive Officers have greater opportunities for long-term equity-based incentive compensation than annual cash incentive compensation. As a result, greater emphasis is placed on long-term shareholder value creation than annual financial performance thereby minimizing excessive risk taking by our executives.

Pay Elements and Programs

Salary

We set salaries based on the executive’s position, individual performance and relation to pay levels in the competing market. We also take into account changes in salaries in the overall general market. Salaries are reviewed annually by our Compensation Committee at its first meeting after the fiscal year end, and changes in salary are based on the factors discussed above as well as input from our Chief Executive Officer. However, none of the factors are weighted according to any specific formula and new salaries are set based on the Compensation Committee’s discretion and judgment.

At its meeting in May 2008, our Compensation Committee did not increase the salary of any of our Named Executive Officers. In its meeting on November 13, 2008, our Compensation Committee discussed recommendations for the salary of Mr. Ellis, who was promoted to President and Chief Executive Officer; Mr. Kossin, who was promoted to Senior Vice President and Chief Financial Officer; and Mr. Stout, who was promoted to Vice President & Treasurer. In determining the salaries, the Compensation Committee applied the same compensation philosophy as described above, applying current data obtained from our executive pay consultant based on salary surveys and information from companies in the industry with revenue similar to that of the Company. In November 2008, our Compensation Committee agreed to new annual base salaries for each as follows: Mr. Ellis — $450,000; Mr. Kossin — $285,000; and Mr. Stout — $220,000.

Our Compensation Committee did not increase the salary of any of our Named Executive Officers for fiscal year 2010.

Annual Incentives

Annual incentives are designed to motivate executives to achieve key business goals and objectives. We expect that achieving these goals and objectives will result in the creation of shareholder value. In April 2008 (the beginning of fiscal year 2009), target annual incentives were set at a percentage of salary for each of the Named Executive Officers as follows:

Named Executive Officer	% of Salary	Target

Mr. Rhein	100%	$725,000
Mr. Ellis	60%	$207,000
Mr. Kossin	25%	$55,000
Mr. Civils	71%	$135,000
Ms. Stehle	36%	$100,000
Mr. Stout	26%	$50,000
Mr. Coleman	60%	$207,000
Mr. Sayers	60%	$162,000

In November 2008, our Compensation Committee discussed recommendations for the annual incentive targets for Messrs. Ellis, Kossin and Stout in the context of their recent promotions. The Board then approved revised annualized target incentives for fiscal 2009 for each as follows: Mr. Ellis — $337,500 (75% of salary), Mr. Kossin — $142,500 (50% of salary) and Mr. Stout - $80,000 (36% of salary). Actual targets for fiscal year

2009, taking into account the proration of the above targets given the mid-year promotions were $261,375, $91,458 and $62,500 for Messrs. Ellis, Kossin and Stout, respectively. Target corporate payouts for these three Named Executive Officers for the fiscal year 2009 annual incentive plan were based on overall corporate revenues of $902 million and EBITDA of $27 million. Each of these performance measures was weighted at 25% of the target amount, while subjective measures, primarily related to the overall evaluation of strategic alternatives for the Company and the development and implementation of a new management structure and organizational design, were weighted at 50%. In February 2009, our Compensation Committee determined that, primarily as a result of the Company’s decision to pursue strategic alternatives during fiscal year 2009, no payouts would be made to Messrs. Ellis, Kossin, Stout and Sayers under the formal fiscal year 2009 annual incentive plan. At the end of the fiscal year, the Committee would evaluate qualitative and subjective achievements and determine subjective bonus payouts, if any. The Committee also determined that Mr. Civils’ and Ms, Stehle’s payouts would remain subject to their formal fiscal year 2009 annual incentive plans. In addition, Mr. Kossin and Mr. Stout were paid a retention bonus of $100,000 each, which was put in place in 2008, at the time the Board approved the Company’s pursuit of strategic alternatives to ensure retention of key executives of the Company.

In April 2009, our Compensation Committee formally evaluated the Company’s organizational restructuring, governance and operating activities and the more than $25 million in cost savings initiatives since October 20, 2008. As a result of their evaluation, the Compensation Committee approved the following annual incentives payouts:

Mr. Ellis	$218,500
Mr. Kossin	$66,500
Mr. Stout	$47,500
Mr. Sayers	$20,000

Mr. Civils’ and Ms. Stehle’s annual incentive plan for fiscal 2009 was based primarily on their business unit financial measures, and required achievement of 75% of the financial performance measures before incentives could be paid, while the maximum payout could be paid at 120% of financial performance.

Mr. Civils, the Senior Vice President and General Manager of the Retail Solutions Group (“RSG”), was compensated based on a target incentive amount of $135,000 (71% of salary), based on the following performance measures, objectives and weightings:

Performance Measure	Performance Objective	Weighting

RSG Operating Income $	$8.0 million	45%
RSG Operating Income %	6.9%	20%
RSG Revenue	$117.0 million	25%
Agilysys EBITDA $	$27.0 million	10%

Actual results for each of the above- mentioned performance measures established for the 2009 fiscal year were as follows: (i) RSG Operating Income — $7,986,000; (ii) RSG Operating Income% — 6.5%; (iii) RSG Revenue — $124,159,000; (iv) Agilysys EBITDA — $19,702,000. Based on the actual results of the above-mentioned performance measures, objectives and weightings, Mr. Civils annual incentive payment was $124,336 for fiscal year 2009. The incentive payments paid to Mr. Civils are included in the Summary Compensation Table.

Ms. Stehle, the Senior Vice President and General Manager of the Hospitality Solutions Group (“HSG”), was compensated based on a target incentive amount of $114,583 (36% of salary), which was increased from $100,000 to reflect her increased responsibilities, based on the following performance measures, objectives and weightings:

Performance Measure	Performance Objective	Weighting

HSG EBITDA $	$19.9 million	50%
HSG EBITDA %	16.9%	20%
HSG Revenue	$118.1 million	20%
Agilysys EBITDA $	$27.0 million	10%

Actual results for each of the above- mentioned performance measures established for the 2009 fiscal year were as follows: (i) HSG EBITDA — $14,286,000; (ii) HSG EBITDA% — 14.3%; (iii) HSG Revenue —

$99,636,000; (iv) Agilysys EBITDA — $19,702,000. Based on the actual results of the above-mentioned performance measures, objectives and weightings, Ms. Stehle’s annual incentive payment was $65,771 for fiscal year 2009. The incentive payments paid to Ms. Stehle are included in the Summary Compensation Table.

Messrs. Rhein and Coleman did not receive an annual incentive payment for fiscal year 2009.

At its meeting on April 29, 2009, the Compensation Committee did not increase the percentage of base salary represented by the annual target incentives reported above for any of the Named Executive Officers for fiscal year 2010. The performance measures, objectives and weighting for fiscal year 2010 for each of our Named Executive Officers are as follows:

Name	Performance Measure	Weighting

Martin F. Ellis	Agilysys EBITDA $	30%
	Agilysys EBITDA %	30%
	Improvements in Agilysys Days’ Sales Outstanding (“DSO”) and Dollar Days’ Sales Outstanding (“DDSO”)	15%
	Management By Objectives (“MBOs”)	25%
Kennneth J. Kossin Jr.	Agilysys EBITDA $	20%
	Agilysys EBITDA %	30%
	Improvements in Agilysys DSO and DDSO	10%
	MBOs	40%
Curtis C. Stout	Agilysys EBITDA $	30%
	Agilysys EBITDA %	35%
	Improvements in Agilysys DSO and DDSO	10%
	MBOs	25%
Paul Civils, Jr.	RSG EBITDA $	30%
	RSG EBITDA %	30%
	RSG DSO	10%
	Agilysys EBITDA $	20%
	MBOs	10%
Tina Stehle	HSG EBITDA $	30%
	HSG EBITDA %	30%
	HSG DSO	10%
	Agilysys EBITDA $	20%
	MBOs	10%

We believe that disclosing the specific performance measures, which include EBITDA dollars and percentage, DSO, DDSO and MBO objectives to be used for determining annual bonuses would cause us competitive harm by potentially disrupting our customer relationships and providing competitors with insight into our business strategy, pricing margins, capabilities and current compensation for executive talent. As was the case in fiscal year 2009, we believe the performance levels used for fiscal year 2010 involve some difficulty at the threshold level, increased difficulty at the 100% target level, and significant difficulty at the maximum level, in each case relative to historical trends and future expectations at the time the levels were set.

Long-Term Equity Incentives

We use our 2006 Stock Incentive Plan (the “2006 Equity Plan”) to grant various types of stock-based, or equity incentives, including stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units, performance shares and units, and other equity-based and cash awards. The range of equity awards provides us the flexibility to address specific pay objectives for our executive officers, including motivating the creation of shareholder value and retaining and attracting executives and other employees.

At its meeting in May 2008, the Compensation Committee agreed to give Mr. Kossin — 17,500 stock options, Mr. Stout — 12,500 stock options, Mr. Civils — 12,000 stock options, and Ms. Stehle — 12,000 stock options at an exercise price of $9.82 per share (the closing market price of the Company’s Common Shares on that day).

Our Compensation Committee did not grant any equity incentives to Messrs. Rhein, Ellis, Coleman and Sayers in fiscal year 2009, given the large, three-year grants of performance shares and restricted stock made in fiscal year 2008. These grants were designed to eliminate the need to make any equity incentive grants to the Named Executive Officers until May 2010. Given the recent terminations of Messrs. Rhein, Coleman and Sayers, none of the performance shares granted to them will be earned and, in addition, they forfeited most of the restricted shares they received in 2007. The Company’s financial performance will likely result in no performance shares being earned from this plan by Mr. Ellis, although the final outcome will not be known until the end of fiscal year 2010.

In its meeting in November 2008, our Compensation Committee discussed recommendations for equity awards for Messrs. Ellis, Kossin, Civils, Mr. Stout and Ms. Stehle in the context of their recent promotions. Our Compensation Committee granted Mr. Ellis 150,000 stock options, Mr. Kossin 45,000 stock options and Mr. Civils, Mr. Stout and Ms. Stehle, 40,000 stock options, at a grant price of $2.51 per share (the closing market price of the Company’s Common Shares on that day), and the following day, the Board approved a grant of 150,000 stock options to Mr. Ellis at a grant price of $2.19 per share (the closing market price of the Company’s Common Shares on that day.)

In May 2009, our Compensation Committee considered and approved a new equity plan, pursuant to the Company’s shareholder approved 2006 Stock Incentive Plan, consisting of a combination of stock-settled stock appreciation rights (“SSARs”) and performance shares (collectively, the “FY10 Equity Plan”) and awarded the following grants to the Named Executive Officers.

	Performance Shares
Name	Threshold	Target	Maximum	SSARs

Mr. Ellis	0	77,600	135,800	78,000
Mr. Kossin	0	21,100	36,925	21,100
Mr. Civils	0	15,700	27,475	15,700
Ms. Stehle	0	21,100	36,925	21,100
Mr. Stout	0	13,200	23,100	13,200

The SSARs were granted at $6.83 per share (the closing price of the Company’s Common Shares on the grant date), have a seven-year term and vest at the rate of 33% on March 31, 2010 and 2011, and 34% on March 31, 2012. The SSARs are settled in stock upon exercise.

Recipients will earn the performance shares based on increases in EBITDA, defined as operating income, plus depreciation and amortization, above a pre-set threshold during fiscal 2010, taking into account investments in capital expenditures and any change in accounts receivable. All of Messrs. Ellis’, Kossin’s and Stout’s performance shares are earned based on gains in Agilysys EBITDA, while 2/3 of Mr. Civils’ and Ms. Stehle’s performance shares are earned based on their individual business unit increase in EBITDA with the remaining 1/3 earned based on gains in Agilysys EBITDA increases. Participants can earn up to 175% of the performance shares granted depending on the level of additional EBITDA achieved during fiscal 2010.

At the end of fiscal 2010, any performance shares earned will vest at the rate of 34% on the date of the Form 10-K filing for the fiscal year ended March 31, 2010, and 33% on March 31, 2011 and March 31, 2012. Any performance shares not earned in fiscal year 2010 will be forfeited by the participants.

Our Compensation Committee believes that ongoing increases in EBITDA, net of additional capital employed, will drive shareholder returns over the long-term. The grants of SSARs are designed to provide an instrument that provides gains to recipients based on the actual returns realized by shareholders over the long term.

Deferred Compensation Plans

We allow our Named Executive Officers to defer pay into a nonqualified deferred compensation plan, which we call the Benefit Equalization Plan (the “BEP”). We established the BEP to provide our executives with the ability to contribute amounts for retirement and to receive Company profit sharing contributions and 401(k) matches in excess of the contribution amounts allowed under our tax-qualified Section 401(k) Plan. We limit participation in the BEP to a select group of senior management and other highly-paid employees, including the Named Executive

Officers. The BEP is an unfunded plan and Company-owned life insurance is purchased as a source of funds to pay the benefits from the BEP.

The Nonqualified Deferred Compensation Table provides additional information on specific deferrals of pay, our matching of these deferrals, if any, and balances in the BEP for each executive officer. In addition, the discussion appearing in the Nonqualified Deferred Compensation Plan section, below, describes the BEP in more detail.

Retirement Benefits

We started our Supplemental Executive Retirement Plan (the “SERP”) during fiscal year 2000 to provide cash retirement benefits to a select group of key management employees including the Named Executive Officers. Certain tax laws limit the retirement benefits that highly-paid executives can receive from a “qualified” retirement plan and the SERP is designed to provide retirement benefits that are not subject to these limits. In addition, the SERP provides a tool to help us competitively recruit and retain executive officers.

The SERP provides cash benefits on an annual amount not to exceed 50% of the executive’s final average annual earnings, including both salary and annual incentives. The cash benefit amount is reduced by other Company-funded retirement benefits, such as the match provided in the Section 401(k) Plan, profit sharing amounts, and other Company contributions to the BEP, as well as 50% of Social Security retirement benefits. The value of accrued benefits for each executive officer is found in the Pension Benefits Table and the SERP is discussed in more detail in the footnotes and the discussion appearing with that table.

Other Compensation — Executive Benefits & Perquisites

We provide a program of executive benefits and perquisites to our Named Executive Officers including, but not limited to, additional life and long-term disability insurance plans, contributions to Company benefit plans, automobile allowance, attendance by guests at supplier events and club dues. In addition, Mr. Ellis was eligible for relocation assistance for expenses incurred for his relocation from Florida to Ohio. These executive benefits and perquisites are described in more detail in the Summary Compensation Table and related footnotes. We believe these benefit and perquisite programs enhance part of an overall competitive package that serves to attract and retain executive officers.

Post-Termination Payments — Change of Control and Severance Payments

Our executive officers are parties to various employment, change of control and non-competition agreements as follows:

•	Mr. Rhein — 2005 Amended and Restated Employment Agreement (“Employment Agreement”), executed December 23, 2005, and the 2008 Amendment and Extension Agreement, executed January 28, 2008 (“Extension Agreement”), with the Extension Agreement lengthening the term of employment by one year and providing Mr. Rhein with the equity grants described above. Mr. Rhein executed a Separation Agreement on October 20, 2008 and an amendment to his Employment Agreement on December 31, 2008.

•	Mr. Ellis — Change of Control Agreement, executed on June 30, 2003, as amended on May 31, 2005, and a Non-Competition Agreement executed on May 31, 2005, as amended in May 2007; and Change of Control and Non-Competition Agreement amended on October 17, 2008, and December 31, 2008.

•	Messrs. Coleman and Sayers — Non-Competition and Change of Control Agreements, executed February 25, 2000 and amended January 2003 and May 2007. Mr. Coleman executed an amendment to his Change of Control and Non-Competition Agreements on October 17, 2008 and December 17, 2008. Mr. Sayers executed an amendment to his Change of Control and Non-Competition Agreement on October 17, 2008, December 31, 2008 and March 11, 2009.

•	Messrs. Kossin, Civils and Stout and Ms. Stehle — Employment Agreement, executed on April 1, 2007.

The above agreements provide for severance payments which are payable in the event of termination of the executive’s employment by us without cause. In addition, should a change of control of the Company occur and the executive is terminated without cause related to the change of control or if the executive resigns for Good Reason, as defined in the agreements, the executive will receive severance payments for a specified time period. Since each of the executives named above, with the exception of Messrs. Ellis, Kossin, Civils, and Ms. Stehle, retired or was terminated in fiscal year 2009, the change of control provisions no longer apply for those executives. The major termination and change of control provisions of the agreements are summarized below as of fiscal year ended March 31, 2009 for each executive and are covered in more detail in both the Termination and Change of Control Table and the related discussion, below.

Mr. Rhein

•	Through March 31, 2009, upon termination by Agilysys of Mr. Rhein’s employment for reasons other than his disability or for cause, or upon termination by Mr. Rhein of his employment for Good Reason, we would have been required to pay Mr. Rhein his base salary through the date of termination and a prorated award of his target incentive for the year in which the termination occurred, and severance payments equal to 24 months salary and target annual incentive. In addition, we would have been required to continue his group benefits, executive benefits and most perquisites for a period of two years from the date of termination of his employment. Mr. Rhein’s Employment Agreement provided for other lesser severance payments in the event of termination for his death or disability. If, during the term of the Extension Agreement (from April 1, 2009 to March 31, 2010), we were to terminate Mr. Rhein’s employment other than for cause, he would have been entitled to his base salary, annual incentive, and the benefits described above through March 31, 2010. Also during the term of the Extension Agreement, we modified Mr. Rhein’s ability to terminate his employment for Good Reason. The definition of Good Reason no longer included change of his title or change in his responsibilities, so long as he continued to have job responsibilities consistent with those of an executive officer.

•	Upon termination of Mr. Rhein’s employment, following a change of control of the Company, Mr. Rhein would have been entitled to cash equal to three times the sum of his salary and target annual incentive. In addition, all equity incentives would have become immediately available to Mr. Rhein upon a change of control and group benefits, executive benefits and most perquisites continue for three years as well. To trigger payment, a termination related to a change of control must have been for reasons other than Mr. Rhein’s disability or for cause or must have been for Good Reason by Mr. Rhein.

On October 20, 2008, we entered into a Separation Agreement with Mr. Rhein as a result of his retirement as the Company’s Chairman, President and Chief Executive Officer. Mr. Rhein’s Separation Agreement provides that the Company will pay and provide Mr. Rhein with the rights, obligations, payments and benefits as provided by the Employment Agreement, as amended and extended by the Extension Agreement, in the event of a Protected Termination (within the meaning of the Employment Agreement). In connection with his Separation Agreement, Mr. Rhein and the Company released all claims against each other. Pursuant to the terms of his Employment Agreement, Mr. Rhein received his base salary through October 20, 2008 and received severance payments equal to 24 months salary and target annual incentives. In addition, Mr. Rhein is entitled to the payments and benefits provided for under the relevant plans and arrangements of the Company, and the Company must continue Mr. Rhein’s group benefits, executive benefits and most perquisites for a period of two years.

Messrs. Ellis, Coleman and Sayers

•	Upon termination by us of Messrs. Ellis, Coleman or Sayers without cause, we must pay severance equal to twenty-four months salary and target annual incentive. In addition, we must continue to provide the group benefits, executive benefits and most perquisites for twenty-four months.

•	If any of these executives are terminated following a change of control of the Company, we must pay cash equal to twenty-four times the greater of that executive’s highest monthly base salary paid during the twelve months prior to the change in control or that executive’s highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change of control through the executive’s termination date. In addition, we must pay Messrs. Ellis, Coleman and Sayers a lump sum equal to two times their target annual incentive at the time of termination. In addition, all equity incentives will become immediately available to them upon a termination after a change of control and we will continue to provide group benefits, executive benefits and most perquisites for two years.

On October 21, 2008, we terminated the employment of Mr. Coleman without cause. Mr. Coleman will receive all rights, payments and benefits available to him under his Non-Competition Agreement as described above for twenty-four months (the “Coleman Severance Period”). Under an amendment to Mr. Coleman’s Non-Competition Agreement and Change of Control Agreement, dated December 17, 2008, he agreed not to compete with us for a period of twenty-four months from the date of termination of his employment.

On March 15, 2009, we terminated the employment of Mr. Sayers without cause. Mr. Sayers will receive all rights, payments and benefits available to him under his Non-Competition Agreement as described above for twenty-four months. Under an amendment to Mr. Sayers Non-Competition Agreement and Change of Control Agreement, dated March 11, 2009, Mr. Sayers agreed not to compete with us for a period of twenty-four months from the date of termination of his employment.

Messrs. Kossin, Civils and Stout and Ms. Stehle

•	Upon termination by us of Messrs. Kossin, Civils and Stout and Ms. Stehle without cause, we must pay severance equal to one year’s salary and target annual incentive. In addition, we must continue to provide medical and dental coverage program(s) available to Agilysys employees for the duration of the severance period.

In his role as our President and Chief Executive Officer, Mr. Ellis will continue his employment under the current terms of his Non-Competition Agreement and Change of Control Agreement.

We believe the terms described in the above summary provisions are competitive. In addition, we believe the various agreements serve the dual purpose of helping to attract and retain key executive officers and help us to compete with other companies for executive talent.

Additional Matters

Adjustment or Recovery of Awards

We do not maintain any specific plans or policies that provide for the adjustment or recovery of pay-related awards if certain performance levels are modified as a result of any requirement to restate our financials. However, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financials due to material noncompliance with any financial reporting requirements as a result of misconduct, our Chief Executive Officer and Chief Financial Officer must reimburse us for (1) any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those 12 months.

Consideration of Prior Amounts Realized

We do not consider prior pay outcomes, including stock compensation gains, in setting future pay levels. The Compensation Committee believes this approach furthers our philosophy of rewarding future financial and shareholder performance.

Stock Ownership Guidelines

To underscore the importance of strong alignment between the interests of management and shareholders, the Board has approved revised Stock Ownership Guidelines for Directors and Executives at its April 29, 2009 meeting. Agilysys Director and executive compensation is designed to provide a significant opportunity to tie individual rewards to long-term Company performance. The objective of the Agilysys Stock Ownership Guidelines is to support this overall philosophy of alignment and to send a positive message to our shareholders, customers, suppliers, employees and other “stakeholders” of our commitment to shareholder value.

Each Director and executive officer is expected to acquire and maintain minimum ownership in Agilysys stock of either: a) a multiple of base salary or Director annual retainer; or b) the number of shares listed below at a market value equal to the following:

	Multiple of Director
	Annual Retainer and
	Executive Base Salary				Number of Shares
Title	2 Years		4 Years		2 Years	4 Years

Directors	2	x	4	x	5,000	15,000
Chief Executive Officer	2.5	x	5	x	125,000	250,000
Senior Vice President	0.5	x	2	x	15,000	75,000
LTIP Participants	—		0.5	x	2,500	15,000

Stock ownership that will be included toward attainment of the guidelines:

•	Common stock held of record or beneficially owned, either directly or indirectly, including by trust, spouse or minor children

•	Common stock acquired upon exercise of stock options or SSARs

•	Vested restricted or deferred stock

•	Phantom or deferred stock units held in a deferred compensation plan

•	Common stock or deferred stock acquired by dividend reinvestment

Stock ownership that is not included toward attainment of the guidelines:

•	Unvested and unexercised stock options

•	Unvested and unearned restricted or deferred stock or units.

•	Unvested and unearned performance shares or units.

Directors and executives are expected to attain their target ownership levels within two and four years from the later of the effective date of this policy or becoming a Director or an executive, and remain at or above that level until retirement. Annually, the Board shall review progress toward achieving these ownership levels. Director and executives who have not attained the specified ownership guidelines will be required to hold 75% of shares acquired upon exercise of stock options and SSARs or vesting of performance or restricted shares until they meet their target ownership level. If ownership guidelines are not met within two and four years, our Compensation Committee has the right to payout annual incentives in the form of Agilysys stock until ownership guidelines are achieved by the executive.

Impact of Tax and Accounting Considerations

In general, we consider the various tax and accounting implications of the pay mechanisms that we use to provide pay to our executive officers. We analyze the accounting cost associated with long-term incentive grants when determining the grant amounts for executive officers. Section 162(m) of the Internal Revenue Code generally prohibits any publicly held corporation from taking a federal income tax deduction for pay to the chief executive officer and the next four highest compensated officers in excess of $1 million in any taxable year. Exceptions are made for certain qualified performance-based pay. It is our objective to maximize the effectiveness of our executive pay plans in this regard. The pay instruments we use, including salaries, annual incentives and stock options, are tax deductible to the extent that they are performance based or less than $1 million for each named executive officer in a given year.

We completed our compliance with Internal Revenue Code Section 409A by December 31, 2008, as required by IRS notice 2007-86. Section 409A relates to deferred pay and amounts included in gross income. Changes were made to the SERP, BEP and the employment/change of control/non-competition agreements with our executive officers if necessary, to achieve compliance with Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated into the Company’s Annual Report on Form 10-K and this Proxy Statement.

The Compensation Committee of the Board of Directors

Howard V. Knicely, Chairman
Keith M. Kolerus
Robert A. Lauer
John Mutch

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and is not to be deemed incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after this Proxy Statement, except to the extent that the Company specifically requests that the information in this Compensation Committee Report be treated as soliciting material or specifically incorporates this Compensation Committee Report by reference into a document filed under the Securities Act or the Exchange Act.

Summary Compensation

The following table and related notes provide information about the compensation for the Named Executive Officers:

SUMMARY COMPENSATION TABLE

										Change in
										Pension
										Value and
										Non-
									Non-	Qualified
									Equity	Deferred
									Incentive	Compen-		All Other
					Stock		Option		Compen-	sation		Compen-
Name and Principal Position	Year	Salary		Bonus(2)	Awards(3)(4)		Awards(3)(4)		sation(5)	Earnings(6)		sation(7)	Total

Martin F. Ellis	FY09	$392,396		$218,500	$317,904	(8)	$177,493		$—	$122,969		$321,302	$1,550,564
President and	FY08	$345,000		—	$527,920		$178,513		$97,497	$54,620		$45,901	$1,249,451
Chief Executive Officer	FY07	$345,000		—	$106,100		$372,510		$250,470	$38,014		$200,408	$1,312,502

Arthur Rhein	FY09	$397,472	(1)	$—	$—		$594,380		$—	$2,483,165		$3,041,293	$6,516,310
Former Chairman, President and	FY08	$725,000		$—	$—		$1,135,894		$341,745	$—	(9)	$293,764	$2,496,403
Chief Executive Officer	FY07	$725,000		$—	$—		$1,402,080		$877,250	$1,644,167		$182,325	$4,830,822

Kenneth J. Kossin, Jr.	FY09	$249,340		$166,500	$—		$135,587		$—	$—		$16,701	$568,128
Senior Vice President and Chief Financial Officer

Paul Civils, Jr.	FY09	$210,833		$—	$—		$111,990		$124,336	$—		$42,706	$489,865
Senior Vice President and General Manager

Tina Stehle	FY09	$275,000		$—	$—		$111,824		$65,771	$—		$42,906	$495,501
Senior Vice President and General Manager

Curtis Stout	FY09	$204,639		$147,500	$—		$111,612		$—	$—		$10,082	$473,833
Vice President and Treasurer

Peter J. Coleman	FY09	$207,589		$—	$(423,551	)(10)	$27,480	(11)	$—	$1,043,642		$1,157,945	$2,013,105
Former Executive Vice President	FY08	$345,000		$—	$467,732		$144,072		$97,497	$136,631		$49,459	$1,240,391
	FY07	$345,000		$—	$—		$277,397		$250,470	$86,025		$220,385	$1,179,277

Richard A. Sayers II	FY09	$265,317		$20,000	$(232,809	)(10)	$—		$—	$1,003,706		$938,521	$1,994,735
Former Executive Vice President,	FY08	$270,000		$—	$374,185		$—		$76,302	$141,809		$49,432	$911,728
Chief Human Resources and	FY07	$270,000		$—	$—		$333,549	(12)	$196,020	$206,618		$238,512	$1,244,699
Compliance Officer

(1)	This amount represents salary received by Mr. Rhein beginning on April 1, 2008 through the date of his retirement on October 20, 2008.

(2)	The amounts set forth in this column include discretionary cash bonus payments made to Messrs. Ellis, Kossin, Stout and Sayers relating to their achievement of non-formulaic individual performance objectives. In addition, Messrs. Kossin and Stout each received a cash retention payment of $100,000 which was conditioned upon their remaining employed with the Company through the period ended March 31, 2009, since the Company had been pursuing strategic alternatives earlier in the fiscal year.

(3)	The dollar value of restricted share and performance share awards and stock options set forth in these columns is equal to the compensation expense recognized during fiscal years 2009, 2008 and 2007 for financial statement purposes in accordance with FAS 123R and SEC rules for executive compensation, except that no assumptions for forfeitures related to service-based vesting conditions were included. A discussion of the assumptions used in calculating the compensation expense is set forth in Note 16 of the Notes to Consolidated Financial Statements of the Company’s Annual report on Form 10-K for the fiscal year ended March 31, 2009.

(4)	Information regarding restricted and performance shares and stock options granted to the Named Executive Officers during fiscal 2009 is set forth in the Compensation Discussion and Analysis section, as well as the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End tables. The Grants of Plan-Based Awards table also sets forth the aggregate grant date fair value of the restricted and performance shares and stock options granted during 2009 computed in accordance with FAS 123R.

(5)	Amounts in this column represent annual incentive payments received in 2009, 2008 and 2007. For additional details regarding annual incentive payments made in 2009, please see the Compensation Discussion and Analysis section above.

(6)	Amounts in this column represent amounts accrued as expense by the company in 2009, 2008 and 2007 in accordance with the requirements of FAS 87 and FAS 158 as they relate to the change in present value of the accumulated benefit obligation to the Named Executive Officers under our SERP defined benefit plan. The significant variation in these figures is a function primarily of the age, years of service and time to retirement for each executive officer. None of the amounts in this column represent above-market or preferential earnings on non-qualified deferred compensation.

(7)	All other compensation includes the following payments made on behalf of our Named Executive Officers. All amounts are calculated based on the aggregate incremented actual cost, in dollars, of the benefits noted.

All Other Compensation Table

		401(k)		Dividends
		Match/	BEP	on	Executive	One-Time
		Profit	Match/Profit	Restricted	Life	Costs	Severance	All
Name	Year	Sharing(a)	Sharing(a)	Stock	Insurance	Relocation(b)	Payments	Other(c)		Total

Martin F. Ellis	FY09	$10,371	$10,486	$367	$1,085	$265,063	$—	$33,930		$321,302
Arthur Rhein	FY09	$2,912	$8,582	$—	$5,319	$—	$2,900,000	$124,480	(d)	$3,041,293
Kenneth J. Kossin Jr.	FY09	$9,909	$245	$—	$625	$—	$—	$5,922		$16,701
Paul Civils, Jr.	FY09	$9,383	$8,381	$—	$2,868	$—	$—	$22,074		$42,706
Tina Stehle	FY09	$10,326	$8,631	$—	$2,438	$—	$—	$21,511		$42,906
Curtis Stout	FY09	$9,322	$—	$—	$395	$—	$—	$365		$10,082
Peter Coleman	FY09	$8,496	$7,955	$—	$2,749	$—	$1,104,000	$34,745	(d)	$1,157,945
Richard A. Sayers II	FY09	$8,854	$5,777	$198	$4,913	$—	$864,000	$54,779	(d)	$938,521

(a)	The 401(k) and BEP Match and Profit Sharing were given to all employees that participated in these programs.

(b)	These costs are related to the relocation of the Company’s headquarters from Boca Raton, Florida to Solon, Ohio.

(c)	This column consists of auto allowances, attendance at a supplier event, executive long-term disability agreements, split dollar life insurance, financial planning and club dues.

(d)	For Messrs. Rhein, Coleman and Sayers, all other compensation includes auto allowances equal to $31,000, $25,500 and $29,750, respectively.

(8)	In fiscal 2009, it was determined based on pre-established performance criteria that 10,000 of the 40,000 performance shares would not likely vest. As a result of this determination, the Company reversed in 2009 compensation expenses relating to this portion of these performance shares that had been recognized for financial statement reporting purposes in fiscal years 2008 and 2007 in accordance with FAS 123R. The amount reported in the table above was reduced by $105,648 to reflect these reversals.

(9)	The aggregate change in actuarial present value of the accumulated benefits under the SERP for Mr. Rhein in 2008 was a decrease of $446,217. This decrease was a function primarily of age and increased offsets.

(10)	In connection with their separation from the Company, Mr. Coleman and Mr. Sayers forfeited all remaining unvested restricted and performance share awards; specifically, Mr. Coleman forfeited 40,000 unvested performance awards and 18,000 unvested restricted share awards and Mr. Sayers forfeited 32,000 unvested performance awards and 9,600 unvested restricted share awards. The compensation expense includes compensation expense reversed for forfeited awards, resulting in a negative number for each.

(11)	In connection with his separation from the Company in October 2008, Mr. Coleman forfeited 20,000 unvested options. The expense included in the table has calculated based on the number of days Mr. Coleman was employed with the Company in fiscal 2009.

(12)	As required by FAS 123R, the entire expense associated with Mr. Sayer’s option grant was accrued in the year of grant rather than over the option vesting period as a result of Mr. Sayers being eligible for retirement on the date of grant.

Employment Agreement with Mr. Rhein.  On December 23, 2005, we entered into the Amended and Restated Employment Agreement with Mr. Rhein (the “Employment Agreement”), beginning on December 23, 2005 (“Effective Date”), and ending on March 31, 2009. On January 28, 2008, we entered into the Extension Agreement, whereby we modified certain of the terms of the Employment Agreement to be effective on April 1, 2009, and extended the ending date to March 31, 2010. The period between April 1, 2009 and March 31, 2010 is referred to as the “Extension Term.”

The Employment Agreement provided that Mr. Rhein would receive an annual salary of $725,000 effective April 1, 2006. Mr. Rhein’s salary was subject to annual review at the beginning of each fiscal year, commencing with fiscal year 2008, by the Compensation Committee or the Board. Mr. Rhein’s annual salary could have been increased, but not decreased as the Compensation Committee, or the Board, determined. The Extension Agreement provided that Mr. Rhein’s base compensation rate for the final year of his employment would be the same as the base compensation rate paid to him during the prior year ending March 31, 2009. Mr. Rhein’s annual salary did not increase during the remainder of the employment term. Under the Employment Agreement, Mr. Rhein was eligible to participate in other benefit plans, including, but not limited to, our 401(k) Plan, our plans for providing severance benefits to our executive officers, 2000 Stock Incentive Plan and 2006 Equity Plan, SERP, BEP, short-and long-term disability plans, group term life insurance plan (including life insurance protection in an amount not less than 200% of his earnings as reported on IRS Form W-2 for the prior calendar year), medical plan, dental plan, and any other plans or programs we may have adopted from time to time and in which our executive officers, or employees in general, are eligible to participate. Mr. Rhein’s target annual incentive was 100% of salary, with a range from 0% to 250% of his salary. The Extension Agreement provided that Mr. Rhein would have received all benefits, perquisites and would participate in all plans as provided for in the Employment Agreement, including participation in the Annual Incentive Plan.

In connection with entering into the Employment Agreement, the Compensation Committee delivered a letter to Mr. Rhein (the “Rhein Letter Agreement”) under which Mr. Rhein received a stock option grant of 250,000 Common Shares on April 3, 2006 (the first business day after April 1, 2006) and a second stock option grant of 250,000 Common Shares on July 28, 2006, the date our shareholders approved the 2006 Equity Plan, with respective exercise prices equal to fair market value on the dates of grant. These grants would become exercisable during his continued employment at a rate of 10% on March 31, 2007, an additional 30% on March 31, 2008, and a final 60% on March 31, 2009. The Rhein Letter Agreement further provided that vesting of such options would not be accelerated due to Mr. Rhein’s retirement or termination for Good Reason (as such term is defined in the

Employment Agreement). In connection with Mr. Rhein’s retirement in October 2008, the Company entered into a Separation Agreement with Mr. Rhein, dated October 20, 2008, which provided that the Company would treat Mr. Rhein’s retirement effectively as a termination without cause. Therefore, the vesting of the above options accelerated and are fully exercisable until their expiration in 2016.

Under the Extension Agreement, Mr. Rhein would have received 70,000 restricted Common Shares on April 1, 2009, vesting on March 31, 2010, based solely on the performance vesting terms applicable to “EVP LTIP Awards” as authorized and approved by the Compensation Committee in its meeting of June 29, 2007. However, Mr. Rhein forfeited these Common Shares upon his retirement.

For a discussion of additional terms or the employment arrangements with Messrs. Rhein, Coleman and Sayers, including post-termination and change-of-control payments and restrictive covenants, see the section titled “Termination and Change of Control,” below.

Grants of Plan-Based Awards

The following table and related notes and discussion summarize grants of equity and non-equity incentive compensation awards to our Named Executive Officers for fiscal year 2009.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2009

					All Other
					Option
					Awards:
					Number of	Exercise or	Grant Date
		Estimated Possible Payouts under			Securities	Base Price	Fair Value
	Grant	Non-Equity Incentive Plan Awards(1)			Underlying	of Option	of Option
Name	Date	Threshold	Target	Maximum	Options(2)	Awards	Awards(3)

Martin Ellis	11/14/08	$65,344	$261,375	$653,438	150,000	$2.19	$188,445
Arthur Rhein		$181,250	$725,000	$1,812,500	—	$—	$—
Kenneth J. Kossin Jr.	5/23/08	$22,865	$91,458	$228,645	17,500	$9.82	$76,884
	11/13/08	$—	$—	$—	45,000	$2.51	$64,795
Paul Civils, Jr.	5/23/08	$67,500	$135,000	$270,000	12,000	$9.82	$52,720
	11/13/08	$—	$—	$—	40,000	$2.51	$57,596
Tina Stehle	5/23/08	$57,292	$114,583	$229,166	12,000	$9.82	$52,720
	11/13/08	$—	$—	$—	40,000	$2.51	$57,596
Curtis C. Stout	5/23/08	$15,625	$62,500	$156,250	12,500	$9.82	$54,917
	11/13/08				40,000	$2.51	$57,596
Peter J. Coleman		$51,750	$207,000	$517,500	—	$—	$—
Richard A. Sayers II		$40,500	$162,000	$405,000	—	$—	$—

(1)	The amounts shown in the columns under the heading “Estimated Future Payouts under Non-Equity Incentive Plan Awards” represent threshold, target and maximum under the 2009 Annual Plan. The threshold amounts are 25% of the target amounts and the maximum amounts are 250% of target for Messrs. Ellis, Kossin, Stout, Rhein, Coleman and Sayers. The threshold amounts are 50% of the target amounts and the maximum amounts are 200% of target for Mr. Civils and Ms. Stehle. Threshold amounts for Messrs. Ellis, Kossin and Stout and Ms. Stehle have been pro-rated to reflect mid-year changes to the incentive targets resulting from promotions. Current target incentives were pro-rated based on individual target incentives for the first seven months and the remaining five months for the fiscal year (Ellis, $207,000, seven months, $337,500 five months; Kossin, $55,000, seven months, $142,500 five months; Stout, $50,000, seven months, $80,000 five months; Stehle, $100,000, seven months, $135,000 five months). Actual payouts for fiscal 2009 for Mr. Civils and Ms. Stehle pursuant to these awards are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” As discussed in the Compensation Discussion and Analysis, no payouts were made under the formal corporate fiscal 2009 annual incentive plan. Instead, the Company awarded discretionary bonuses to Messrs. Ellis, Kossin, Stout and Sayers as shown in the Summary Compensation Table in the column titled “Bonus.” Mr. Civils and Ms. Stehle were paid under the 2009 annual incentive plans for their businesses.

(2)	The options were granted at the fair market value of our Common Shares on the date of grant. These options have 10-year term and become exercisable in equal increments beginning on March 31, 2009, 2010 and 2011.

(3)	The amounts shown represents the full value of the stock option grants calculated in accordance with FAS 123R. The actual value, if any, that will be recognized upon the exercise of an option will depend upon the option exercise and the price of the Common Shares on the date the options are exercised.

Outstanding Equity Awards at Fiscal Year 2009 Year-End

The following table and related notes and discussion summarize certain information with respect to outstanding equity awards held by the Named Executive Officers as of March 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2009 YEAR-END

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan Awards;
									Plan Awards:	Market or
									Number of	Payout
							Number of	Market	Unearned	Value of
							Shares	Value of	Shares, Units	Unearned
		Number of					or Units	Shares or	or Other	Shares, Units
		Securities Underlying		Option	Option		of Stock	Units of Stock	Rights that	or Other Rights
	Grant	Unexercised Options (#)		Exercise	Date	Grant	that Have	that Have	Have Not	that Have
Name	Date	Exercisable	Unexercisable(1)	Price	Expiration	Date	Not Vested(2)	Not Vested(3)	Vested(4)	Not Vested(5)

Martin Ellis	7/1/2003	40,000		$8.33	7/1/2013
	7/28/2004	37,000		$13.76	7/28/2014
	4/28/2005	50,000		$13.57	4/28/2015
	5/23/2006	15,000		$16.58	5/23/2016
	7/28/2006	60,000		$15.85	7/28/2016
						5/22/2007	12,000	$51,600
						5/22/2007			40,000	$172,000
	11/14/2008	50,000	100,000	$2.19	11/14/2018
Arthur Rhein	4/3/2006	250,000		$15.17	4/3/2016
	7/28/2006	250,000		$15.85	7/28/2016
Kenneth Kossin	5/23/2006	15,000		$16.58	5/23/2016
	5/21/2007	10,000	5,000	$22.21	5/21/2017
	5/28/2008	5,833	11,667	$9.82	5/23/2018
	11/13/2008	15,000	30,000	$2.51	11/13/2018
Paul Civils, Jr.	7/28/2006	8,000		$15.85	7/28/2016
	5/21/2007	8,000	4,000	$22.21	5/21/2017
	5/23/2008	4,000	8,000	$9.82	5/23/2018
	11/13/2008	13,333	26,667	$2.51	11/13/2018
Tina Stehle	5/23/2006	5,000		$16.58	5/23/2016
	7/28/2006	3,000		$15.85	7/28/2016
	5/21/2007	8,000	4,000	$22.21	5/21/2017
	5/23/2008	4,000	8,000	$9.82	5/23/2018
	11/13/2008	13,333	26,667	$2.51	11/13/2018
Curtis Stout	5/23/2006	10,000		$16.58	5/23/2016
	5/21/2007	8,000	4,000	$22.21	5/21/2017
	5/23/2008	4,166	8,334	$9.82	5/23/2018
	11/13/2008	13,333	26,667	$2.51	11/13/2018
Pete J. Coleman		—		$—
Richard A. Sayers II	4/8/1999	12,500		$7.00	4/8/2009
	4/26/2000	40,000		$13.75	4/12/2009
	6/13/2001	40,000		$13.01	6/13/2011
	4/30/2002	40,000		$14.62	4/30/2012
	7/28/2004	31,000		$13.76	7/28/2014
	4/28/2005	45,000		$13.57	4/28/2015
	7/28/2006	45,000		$15.85	7/28/2016

(1)	The securities underlying the unexercised options represent time vesting options and vest in equal installments over a three-year period based on continued service, except that grants awarded in November 2008 vest in equal increments beginning March 31, 2009, 2010 and 2011. Each option had a ten-year term.

(2)	Represents the remaining unvested portion of an original restricted stock award of 20,000 restricted shares, 30% of which vested on March 31, 2009 and 10% of which vested on March 31, 2008. The restricted shares were granted pursuant to the Company’s 2006 Equity Plan. The remaining unvested shares will vest on March 31, 2010.

(3)	Calculated based on the closing price of our Common Shares on March 31, 2009 of $4.30 per share.

(4)	Represents 40,000 performance shares that were awarded in 2007 pursuant to the Company’s 2006 Equity Plan. The performance shares will become wholly vested on March 31, 2010, assuming performance targets are met.

(5)	Calculated based on the closing price of our Common Shares on March 31, 2009 of $4.30 per share.

Option Exercises and Stock Vested For Fiscal Year 2009

The following table and related notes and discussion summarize certain information with respect to the exercise of options to purchase Common Shares and the vesting of other stock awards by the Named Executive Officers during fiscal year 2009.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2009

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on		Value Realized on
Name	Exercise	Exercise	Vesting		Vesting(1)

Martin Ellis	—	$—	6,000		$25,800
Arthur Rhein	—	$—	—		$—
Kenneth Kossin	—	$—	—		$—
Paul Civils, Jr.	—	$—	—		$—
Tina Stehle	—	$—	—		$—
Curtis C. Stout	—	$—	—		$—
Peter J. Coleman	—	$—	—		$—
Richard A. Sayers II	—	$—	4,800	(2)	$18,576

(1)	The value realized on vesting of stock awards is determined by multiplying the number of Common Shares underlying the stock awards by the market value of our Common Shares on the vesting date of such stock awards.

(2)	In March 2009, the Compensation Committee granted Mr. Sayers accelerated vesting of 4,800 restricted shares scheduled to vest on March 31, 2009 which would have otherwise been forfeited in connection with Mr. Sayer’s separation from the Company on March 15, 2009.

Retirement Benefits for Fiscal Year 2009

The following table provides information relating to potential payments under our SERP to the Named Executive Officers. The SERP is a nonqualified defined benefit plan that we implemented on April 1, 2000. The SERP participants include Messrs. Ellis, Rhein, Coleman and Sayers. In February 2009, the Compensation Committee determined not to name any additional participants to the SERP. The SERP provides benefits equal to 50% of covered pay. Covered pay is defined as annual salary plus actual annual incentive pay paid in a given year. The average of the highest three years of covered pay in the last five consecutive fiscal years prior to retirement is used as the basis for calculating benefits. The benefit formula is defined as 3.33% of final average covered pay times continuous service, capped at 15 years. The SERP benefit is offset by our matching and profit sharing contributions under the Section 401(k) Plan and BEP contributions as well as 50% of the participant’s estimated Social Security retirement benefits payable at age 62, attributable to wages earned from the date of hire.

Normal retirement is at age 65 with early retirement defined as the attainment of age 55 plus seven years of continuous service. The benefit is actuarially reduced for any benefits taken prior to age 60. Benefits may be taken in the form of life or joint-and-survivor annuities or as a lump sum.

PENSION BENEFITS FOR FISCAL YEAR 2009

		Number of Years	Present Value of	Payment During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year

Martin Ellis	SERP	5	$432,819	0
Arthur Rhein(1)	SERP	27	$9,515,141	0
Peter J. Coleman(2)	SERP	35	$2,236,153	0
Richard A. Sayers II(3)	SERP	15	$2,394,315	0

(1)	Mr. Rhein is fully vested in the SERP and made an election to take a lump sum payment of his accumulated benefits, which was paid on May 1, 2009.

(2)	As a result of our termination of Mr. Coleman’s employment on October 21, 2008, Mr. Coleman will continue to accrue years of service and age requirements during the Coleman Severance Period. At the end of the Coleman Severance Period, Mr. Coleman will be eligible for early retirement benefits.

(3)	On April 1, 2002, we signed the 2002 SERP Agreement with Mr. Sayers, providing him with additional years of service for the purposes of calculating benefits under the SERP if Mr. Sayers remained employed with the Company until March 14, 2006. We hired Mr. Sayers in the middle of his career and wanted to provide additional benefits to him if he retired between age 55 and 65. The 2002 SERP Agreement allowed Mr. Sayers to count 15 years of service for the benefit calculations, provided that he continued to be employed with the Company through March 14, 2006. Mr. Sayers had ten years of service as of the date of his separation from the Company in March 2009.

Nonqualified Deferred Compensation Plans

The following table presents deferred compensation for our BEP for the Named Executive Officers.

Participants in the BEP must make irrevocable and timely elections to defer salary and annual incentive amounts into the BEP. We also provide both profit sharing amounts and matching amounts in the BEP as if the amounts deferred by the participant in the BEP were the equivalent to a pre-tax participant contribution to the Section 401(k) Plan. The BEP disregards certain government regulatory limitations that are applicable to the Section 401(k) Plan. Participants may direct the investment of their accounts by choosing from among a group of investment funds.

Participants will receive amounts from the BEP on their normal retirement date, which is defined for BEP purposes as the date on which they reach age 65. Participants who elect to take early retirement may receive their BEP benefits earlier than age 65, provided they have made an appropriate and timely election. A termination of employment for reasons of death or disability allows the participant’s beneficiary to receive the benefit in the form initiated by the participant. If a participant’s employment is terminated for cause, amounts credited for matching and profit sharing purposes are forfeited, although salary and annual incentive amounts deferred by the participant are still paid. BEP participants may elect to take their benefits as either a lump sum or in the form of a series of substantially equal annual installments, which may range between two and twenty years based on an election made by the participant.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2009

		Registrant
	Executive	Contributions	Aggregate	Aggregate	Aggregate
	Contribution In	In Last Fiscal	Earnings In	Withdrawals	Balance At Last
Name	Last Fiscal Year	Year(1)	Last Fiscal Year	Distribution(2)	Fiscal Year End

Martin F. Ellis	$83,234	$10,486	$(117,619)	$11,172	$253,847
Arthur Rhein	$—	$8,582	$(173,427)	$30,284	$273,455
Ken Kossin	$—	$245	$2	$—	$247
Paul Civils, Jr.	$157,826	$8,381	$(113,355)	$—	$180,178
Tina Stehle	$24,924	$8,631	$(29,602)	$—	$78,575
Curtis Stout	$—	$—	$—	$—	$—
Peter J. Coleman	$61,017	$7,955	$(181,154)	$256,420	$274,126
Richard A. Sayers II	$19,428	$5,777	$(134,324)	$280,982	$103,771

(1)	These amounts are reflected in the Summary Compensation Table in the column titled “All Other Compensation.”

(2)	Amounts represent the aggregate of all payments made in fiscal 2009 from the BEP Plan to each of the Named Executive Officers as a result of either (i) a previously elected distribution by the participant or (ii) separation from the Company.

Termination and Change of Control

The following tables and related notes and discussion summarize certain information related to (i) the total potential payments which would have been made to the Named Executive Officers in the event of termination of their employment with the Company, including in the event of a change of control, effective March 31, 2009, the last business day of fiscal 2009, and (ii) in the case of Messrs. Rhein, Coleman and Sayers, the actual payments made upon the termination of such executive officers’ employment. Please also refer to “Compensation Discussion and Analysis — Post-Termination Payments — Change of Control and Severance Payments” above for additional related information.

Separation Agreement with Mr. Rhein.  On October 20, 2008, we entered into a Separation Agreement with Mr. Rhein as a result of his retirement as the Company’s Chairman, President and Chief Executive Officer. Mr. Rhein’s Separation Agreement provides that the Company will pay and provide Mr. Rhein with the rights, obligations, payments and benefits as provided by the Employment Agreement, upon a Protected Termination (within the meaning of the Employment Agreement and as described below).

2005 Amended and Restated Employment Agreement, January 2008 Amendment and Extension Agreement and December 2008 Amendment to the Amended and Restated Employment Agreement with Mr. Rhein.  The terms of Mr. Rhein’s Employment Agreement provided that if Mr. Rhein’s employment was terminated by us other than due to his Disability or for Cause or was terminated by Mr. Rhein for Good Reason (as those terms are defined in the Employment Agreement and described in Footnote 2 of the “Termination and Change of Control” table below), such termination would constitute a Protected Termination. In the event of any such Protected Termination, Mr. Rhein was entitled to the following:

(i) Salary through the date of his termination of his employment;

(ii) Pro rata award under the annual incentive plan for the year of his termination of employment;

(iii) Payment of his annual salary and target annual incentives as follows: for the one year period from the date of the termination, we would have continued to pay Mr. Rhein’s annual salary and an amount in equal monthly installments equal to his target annual incentive for the year of his termination of employment; and within 30 days following the date which was one year from the date of such termination of employment, an amount in a single sum equal to the sum of his annual salary plus his target annual incentive for the year of his termination of employment;

(iv) For two years from the date of the termination, such other benefits as are provided under our relevant plans and arrangements;

(v) Director’s and officer’s liability insurance coverage until the later of the date on which Mr. Rhein attained age sixty-five (65) or the date which was two years from the date of his termination of employment;

(vi) Continuation of life insurance throughout the payment term;

(vii) An automobile allowance for two years in accordance with our automobile policy for executive officers (but not less than $12,000 per year);

(viii) An allowance for estate, financial and tax planning of $10,000 per year for two years;

(ix) For two years, reimbursement for reasonable club dues and membership fees consistent with our past practices; and

(x) For two years, continued participation in all of our benefit plans in which he was a participant at the time of his termination of employment.

If during the Extension Term, Mr. Rhein’s employment had been terminated by us other than for Cause, he would have received his base salary and annual incentive compensation and would have continued to receive all benefits, perquisites and participate in all plans as described above for the balance of the Extension Term. The Extension Agreement would have become operationally effective on April 1, 2009 of Mr. Rhein was still employed. Because Mr. Rhein separated on October 20, 2008, the Extension Agreement was nullified.

Under his Employment Agreement, Mr. Rhein’s employment had been terminated due to his death, Disability or Retirement (as defined in the Employment Agreement), he (or his beneficiaries or estate, in the case of his death) would have been entitled to the following:

(i) Salary through the end of the month of the termination of his employment;

(ii) Pro rata award under the Annual Incentive Plan for the year of his termination of employment;

(iii) Directors and officer’s liability insurance coverage for two years after such termination; and

(iv) Such other benefits as are provided under our relevant plans and arrangements.

In addition, if termination of employment had been due to Mr. Rhein’s death or Disability, all of Mr. Rhein’s outstanding stock options would have become exercisable in full. Also, restrictions on his restricted stock (if any) would have lapsed. If termination had been due to Mr. Rhein’s Retirement, all of Mr. Rhein’s outstanding stock options would have become exercisable in full, except for those options granted in the Rhein Letter Agreement, the restricted Common Shares granted to him in the Extension Agreement and any options granted on or after the Effective Date. Options granted to Mr. Rhein on or after the Effective Agreement Date would not have become exercisable to any greater extent after termination due to Mr. Rhein’s Retirement, even in the event of his death or Disability. Outstanding stock options which were granted to Mr. Rhein after April 1, 2003 would not have terminated prior to the end of their respective terms due to such termination. In the event of termination of employment due to Mr. Rhein’s Disability or Retirement, he would also have been entitled to continuation of life insurance and medical insurance coverage substantially equivalent to the coverage for himself, his spouse and his dependents provided under our medical plan at the time of such Retirement or Disability, until Mr. Rhein attained age 65.

If Mr. Rhein’s employment had been terminated in connection with a Change in Control (as defined in the Employment Agreement), he would have been entitled to receive the following:

(i) Within 30 days following such termination, a single sum payment equal to three times the sum of his salary and target annual incentive for the year of his termination of employment;

(ii) All other payments and benefits as described above (in the event of termination other than for Disability or Cause or if Mr. Rhein terminates his employment for Good Reason) for a three-year period from the date of his termination of employment;

(iii) All of Mr. Rhein’s then outstanding stock options, whether or not then exercisable, would have become exercisable in full (except if Mr. Rhein’s termination was for Good Reason then those options related to Rhein Letter Agreement would not vest early) and then outstanding stock options which were granted to Rhein after April 1, 2003, would not have terminated prior to the end of their respective terms;

(iv) Any restrictions on Mr. Rhein’s restricted stock would have lapsed;

(v) A cash payment (the “Excise Tax Payment”) equal to the amount of excise taxes which he would have been required to pay pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”), as a result of any “parachute payments” as defined in Section 280G(b)(2) of the Code made by or on behalf of the Company or any successor thereto, under the Employment Agreement or otherwise, resulting in an “excess parachute payment” as defined in Section 280G(b)(1) of the Code; and

(vi) An increase in the Excise Tax Payment due to Mr. Rhein by the aggregate of the amount of federal, state and local income, excise and penalty taxes, and any interest on any of the foregoing, for which he would have been liable on account of the Excise Tax Payment, such that he would have received the Excise Tax Payment net of all income, excise and penalty taxes, and any interest on any of the foregoing, imposed on him on account of the receipt of the Excise Tax Payment.

If during the Extension Term Mr. Rhein no longer held the title as our Chief Executive Officer he would not have been entitled to the Change in Control benefits described above.

Upon either voluntary termination without Good Reason, or termination for Cause, Mr. Rhein would not have been entitled to further payments under either the Employment Agreement or the Extension Agreement.

Under the Amendment to the Amended and Restated Employment Agreement, effective December 31, 2008, we amended the severance payments of the Amended and Restated Employment Agreement to comply with Section 409A of the Internal Revenue Code of 1986, or an exemption thereto, to enable Mr. Rhein to avoid certain negative tax consequences that might be triggered by our payment of severance benefits to him. In addition, the Amendment deleted the payment provisions relating to death, Disability, voluntary termination (other than for Good Reason) and Change in Control as such provisions became irrelevant due to Mr. Rhein’s retirement on October 20, 2008 under the Protected Termination provisions of the Employment Agreement.

Non-Competition Agreements and Change of Control Agreements.  On February 25, 2000, we entered into non-competition agreements and change of control agreements with Messrs. Coleman and Sayers, which were amended in January 2003, May 2007, October 2008 and December 2008 and March 2009 for Mr. Sayers to make administrative changes. On June 30, 2003, we entered into a change of control agreement with Mr. Ellis, which was amended in May 2005, May 31, 2005 and December 2008 to make administrative changes, and we entered into a non-competition agreement with Mr. Ellis which was amended in May of 2007. Unless otherwise discussed below, the terms of the non-competition agreements and change of control agreements for Messrs. Coleman, Ellis and Sayers are the same (the “Executive Agreements”), except as they relate to certain changes made in an Amendment to Change of Control Agreement and Non-Competition Agreement with Mr. Coleman, dated December 17, 2008 (the “Coleman Amendment”), an Amendment to Change of Control and Non-Competition Agreement with Mr. Ellis dated December 31, 2008 and the Amendment to Change of Control and Non-Competition Agreements

with Mr. Sayers, dated December 31, 2008 and the Separation Agreement Amendment to change of Control and Non-Competition Agreements, dated March 11, 2009 (the “Sayers Amendment”).

Under the Coleman Amendment, we terminated Mr. Coleman’s Change of Control Agreement. We also amended the severance payment terms of the Non-Competition Agreement to comply with Section 409A of the Internal Revenue Code of 1986, or an exception thereto, to enable Mr. Coleman to avoid certain negative tax consequences that might otherwise be triggered by our payment of severance benefits to him. In return for these changes, Mr. Coleman has agreed not to compete with us for twenty-four months after his separation.

On December 31, 2008, we modified the severance payment terms of the Executive Agreements for each of Messrs. Ellis and Sayers to comply with Section 409A of the Internal Revenue Code of 1986, or an exception thereto, to enable Messrs. Ellis and Sayers to avoid certain negative tax consequences that might otherwise be triggered by our payment of benefits to them. Under both amendments, we modified the payment structure so that the severance payments and the change of control payments are the same. In the event that a benefit payment is triggered, subject to a six-month delay if necessary to comply with Section 409A, we will make payments on regularly scheduled intervals for one year after termination and, within thirty days after the one year anniversary of the termination date, we will pay the remainder of the total amount owed in a lump sum.

Under the Sayers Amendment, we terminated Mr. Sayer’s Change of Control Agreement. In return for these changes, as well as the vesting of 4,800 shares of restricted stock. Mr. Sayers has agreed not to compete with us for twenty-four months after his separation.

Under the Executive Agreements, in the event we terminate an executive’s employment without cause, the executive is entitled to his monthly salary, target annual incentive and benefit coverage for twenty-four months following such termination. Messrs. Coleman and Sayers are entitled to these payments and benefits as a result of our termination of their employment on October 21, 2008 and March 15, 2009, respectively, subject to the changes made in the Coleman and Sayers Amendments. In the event an executive’s employment is terminated for cause or he voluntarily resigns his position, we have no obligations for such payments or benefits coverage under the Executive Agreements. If any of these executives is terminated for cause or voluntarily terminates his employment, the executive is prohibited under the Executive Agreement for the two-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with a business that competes with us, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance and professional services in the geographical area in which we conduct our business. In the event that the executive is terminated without cause, we may, in our sole discretion, elect to pay the executive his regular salary and target annual incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as we make such payments, the executive will be bound by the non-competition provisions described above. The Executive Agreements also contain nondisclosure and non-interference provisions. In the event of a change of control, the provisions of the change of control agreement described below will supersede those of the non-competition agreement with respect to severance and non-competition terms. The Change on Control Agreements for Mr. Coleman and Mr. Sayers were terminated effective October 21, 2008 and March 15, 2009, respectfully.

Under the Executive Agreements, if during the 12-month period following a change of control (as defined in the Executive Agreements), any of these executives is discharged without cause or voluntarily terminates his employment for good reason, we must pay cash equal to twenty-four times the greater of that executive’s highest monthly base salary paid during the twelve months prior to the change in control or that executive’s highest monthly base salary paid or payable by the Company at any time from the ninety day period preceding a change of control through the executive’s termination date paid in accordance with the terms of the December 31, 2008 amendments. In addition, the executive would be entitled to a lump sum equal to two times their target annual incentive at the time of termination. In addition, all equity incentives will become immediately available to them upon a termination after a change of control and we will continue to provide group benefits, executive benefits and most perquisites for two years. Under the Executive Agreements, “cause” is generally defined as (i) an act or acts of personal dishonesty taken by the employee and intended to result in personal enrichment of the employee at our expense or (ii) the conviction of the employee of a felony.

If any payment received by the executive in connection with a change of control is deemed a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, resulting in an “excess parachute payment” within the meaning of such Section 280G(b), he will be entitled under the change of control agreement to a cash payment in an amount equal to the 20% excise tax, if any, payable by him pursuant to the provisions of Section 4999, which amount will be increased by the aggregate of the amount of any federal, state, and local income taxes and excise taxes for which he may become liable on account of the receipt of the excise tax gross up payment.

Employment Agreements.  Effective April 1, 2007, we entered into employment agreements with Messrs. Kossin, Civils and Stout and Ms. Stehle, the terms of which are the same (the “Employment Agreements”). Under the Employment Agreements, in the event we terminate an executive’s employment without cause, the executive is entitled to his or her monthly salary, target annual incentive and applicable medical and dental coverage for twelve months following such termination. In the event that the Company changes an executive’s position such that his or her responsibilities are substantially lessened or if the executive is required to relocate to a facility more than 50 miles away (each, a “Change in Position”), such executive may terminate their employment within 30 days of the Change in Position. Such termination will be deemed to be a termination without cause. In the event an executive’s employment is terminated for any other reason, including as a result of a change of control, we have no obligations for such payments or benefits coverage under the Employment Agreements. If any of these executives is terminated for cause or voluntarily terminates his/her employment for any reason other than a Change in Position, such executive is prohibited under the Employment Agreements for a one-year period following any such termination (the “Noncompetition Period”) from being employed by, owning, operating or similar involvement, directly or indirectly, with a business that competes with us, including but not limited to the sale of information technology products and services, enterprise computer systems, and related consulting, integration, maintenance and professional services in the geographical area in which we conduct our business. In the event that the executive is terminated without cause, we may, in our sole discretion, elect to pay the executive his regular salary and target annual incentive for all or any part of the Noncompetition Period, which payments are separate and in addition to the severance payments and benefits coverage described above and, so long as we make such payments, the executive will be bound by the non-competition provisions described above. The Executive Agreements also contain nondisclosure and non-interference provisions.

TERMINATION AND CHANGE IN CONTROL

	Martin F.		Kenneth J.		Paul		Tina		Curtis C.		Arthur		Peter J.		Richard A.
	Ellis		Kossin, Jr.		Civils		Stehle		Stout		Rhein(1)		Coleman(1)		Sayers II(1)

Voluntary Termination or Termination With Cause
Base & Incentive	$—		$—		$—		$—		$—		$—		$—		$—
Stock Options — Accelerated Vesting	$—		$—		$—		$—		$—		$—		$—		$—
Termination without Cause, by the Employee for Good Reason or Change of Position(2)
Base & Incentive	$1,575,000	(3)	$427,500	(4)	$375,000	(4)	$410,000	(4)	$300,000	(4)	$2,900,000	(3)	$1,104,000	(3)	$864,000	(3)
Stock — Accelerated Vesting(5)	—		—		—		—		—		—		—		$18,576
Auto Allowance(6)	$24,000		$—		$—		$—		$—		$24,000		$20,400		$20,400
Club Dues	$—		$—		$—		$—		$—		$28,095		$—		$—
Health Insurance(7)	$19,119		$9,560		$7,995		$3,181		$9,420		$6,767		$19,119		$22,233
Estate/Financial Planning	$—		$—		$—		$—		$—		$20,000		$—		$—
Total	$1,829,119		$490,760		$430,729		$460,915		$357,154		$2,978,862		$1,143,519		$925,209

	Martin F.		Kenneth J.	Paul	Tina	Curtis C.	Arthur	Peter J.	Richard A.
	Ellis		Kossin, Jr.	Civils	Stehle	Stout	Rhein(1)	Coleman(1)	Sayers II(1)

Change in Control: Termination without Cause or by the Employee for Good Reason(2)
Severance — Base & Incentive	$1,575,000	(3)	$—	$—	$—	$—	$—	$—	$—
Stock Options — Accelerated Vesting(8)	$211,000		$53,700	$47,734	$47,734	$47,734	$—	$—	$—
Stock — Accelerated Vesting(9)	$223,600		$—	$—	$—	$—	$—	$—	$—
Supplemental Executive Retirement Plan(10)	$320,550		$—	$—	$—	$—	$—	$—	$—
Auto Allowance(6)	$24,000		$—	$—	$—	$—	$—	$—	$—
Club Dues	$—		$—	$—	$—	$—	$—	$—	$—
Health Insurance(7)	$19,119		$—	$—	$—	$—	$—	$—	$—
Excise Tax Gross-Up	$899,889		$—	$—	$—	$—	$—	$—	$—
Total	$3,273,158		$—	$—	$—	$—	$—	$—	$—
Death/Disability
Stock Options — Accelerated Vesting(8)	$211,000		$53,700	$47,734	$47,734	$47,734	$—	$—	$—
Stock — Accelerated Vesting(9)	$223,600		$—	$—	$—	$—	$—	$—	$—
Normal Retirement
Stock Options — Accelerated Vesting(8)	$211,000		$53,700	$47,734	$47,734	$47,734	$—	$—	$—
Stock — Accelerated Vesting(9)	$223,600		$—	$—	$—	$—	$—	$—	$—

(1)	Represents the actual payments and benefits each of Messrs. Rhein, Coleman and Sayers have received or will receive in connection with their separation from the Company.

(2)	“Good Reason” is defined in Mr. Ellis’ Change of Control Agreement, as amended, as (i) a material adverse change in responsibilities; (ii) a substantial reduction in target annual compensation, or (iii) any requirement that the executive relocate to a facility that is more than 50 miles from his current location. “Change of Position” is defined in the employment agreements for Messrs. Kossin, Civils and Stout and Ms. Stehle as (i) a change in the executive’s position such that their responsibilities or compensation are substantially lessened or (ii) any requirement that the executive relocate to a facility that is more than 50 miles from his or her current location.

(3)	The amount reflects the sum of 24 months regular base pay and an amount equal to two times the annual incentive plan target applicable to the executive at the time of termination.

(4)	The amount reflects the sum of 12 months regular base pay and an amount equal to the annual incentive plan target applicable to the executive at the time of termination.

(5)	Reflects 4,800 restricted shares held by Mr. Sayers that originally were to vest on March 31, 2009, but that vested upon his termination on March 15, 2009. The updated value for the restricted shares is equal to 4,800 underlying Common Shares times the closing market stock price of $3.87 on March 13, 2009.

(6)	Represents the sum of 24 months of car allowance.

(7)	Health Insurance consists of health care and dental care benefits. The amount reflects the sum of 24 months of continued health and dental benefits for Messrs. Ellis, Coleman, Rhein and Sayers and 12 months of continued benefits for Messrs. Kossin, Civils and Stout and Ms. Stehle. These benefits have been calculated based on actual cost to us for calendar year 2009.

(8)	Calculated using the closing market price of the per share of $4.30 of the Common Shares on March 31, 2009 less the option price per share for the total number of options accelerated. The potential payment from the accelerated options includes only the proceeds from the exercise of options with an exercise price greater than $4.30 since there would be no proceeds upon the exercise of “underwater” stock options.

(9)	Upon a change in control, all outstanding unvested restricted shares held by Mr. Ellis as of March 31, 2009 would vest. The reported value for the restricted shares is equal to 52,000 underlying Common Shares times the closing market stock price of $4.30 on March 31, 2009.

(10)	Reflects the value which is the difference between SERP benefits which are only paid as a result of change in control and SERP benefits paid out immediately (for those currently eligible to retire ) or upon normal retirement. The SERP contains a slightly different definition of “change in control” from Mr. Ellis’ Change of Control Agreement, as amended, but for purposes of the possible benefit calculation, we have assumed each has occurred.

DIRECTOR COMPENSATION

The following table and related notes and discussion summarize certain information about our non-employee Directors and their annual or long-term compensation for the fiscal year ended March 31, 2009. Our independent Board members are paid as follows:

•	An annual retainer of $30,000(1);

•	Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee members are paid an additional $15,000 per year;

•	Chairs of the Compensation Committee and Nominating and Corporate Governance Committee receive an additional $10,000 per year; and

•	The Chair of the Audit Committee is paid an additional $15,000 per year.

(1)	On November 14, 2008, our Board agreed to pay Mr. Keith Kolerus a $75,000 retainer, prorated between October 20, 2008 (the date on which Mr. Kolerus was appointed the independent chairman of the Board) and the end of our current fiscal year, March 31, 2009, in connection with Mr. Kolerus’ additional responsibilities as the Company’s independent Chairman. This retainer is in addition to the normal Board retainer described above.

For fiscal year 2010, our Board determined that the charges would be made to the annual Director or Committee retainer fees and that Mr. Kolerus will be paid a $50,000 Chairman of the Board retainer. We pay no additional fees for Board or Committee meeting attendance.

In May 2008 meeting, the Compensation Committee recommended to the full Board a new fiscal 2009 compensation plan that fixed the annual equity grant at $100,000. Each of our outside Directors received 10,200 Common Shares, granted at the Compensation Committee meeting on May 23, 2008 at a grant price of $9.82 and ratified by the independent members of the Board on May 23, 2008 and which vested in full on May 23, 2008. The Board of Directors approved the compensation plan based on the results from the formal compensation study that took place earlier in the year. For fiscal year 2010, on May 22, 2009, the Board approved an equity grant of 11,713 restricted Common Shares with a grant date value of $6.83 per Common Share, or $80,000, vesting one year from the date of grant. Mr. Cueva declined this award.

We also provide a Deferred Compensation Plan (the “Deferral Plan”) for our independent Directors. The Deferral Plan allows a Director to elect to defer all or a part of their pay for the following year, which deferral will continue until the election is revoked. Deferred pay is credited to a Director’s account, at the Director’s option, as a cash allotment or stock allotment. Amounts deferred as a cash allotment bear interest at the National City Bank prime interest rate. Amounts deferred as a stock allotment are credited to the Director’s account as the stock equivalent of the number of Common Shares that could be purchased with the dollar amount of the allotment at the last sales price of the Common Shares on the last trading day of the applicable quarter. Distributions of the final account balance in a Director’s account are payable in cash in five equal annual installments, or such other distribution schedule requested by the Director and which is acceptable to us, commencing six months after the date on which the person ceases to be a Director or the date on which the Director elects to terminate participation in the Deferral Plan. The final account balance of stock allotments is the cash amount equal to a Director’s aggregate stock equivalents multiplied by the last sales price of such shares on the NASDAQ Stock Market on the nearest trading day preceding the Director’s termination of participation in the Deferral Plan, subject to adjustment thereafter to reflect the market price of such shares on the last day of each fiscal quarter, until distributions are fully paid. The Deferral Plan also provides for various payment terms to beneficiaries in the event of the Director’s death.

Our Directors are subject to share ownership guidelines. The guidelines require ownership of either (i) two times the Director’s respective annual retainer within two years of service and four times the Directors respective annual retainer within four years of service or (ii) 5,000 Common Shares within the first two years following the Director’s election to the Board and 15,000 within four years of election.

DIRECTOR COMPENSATION TABLE

	Fees
	Earned or
	Paid in	Stock	Option
Name	Cash(1)	Awards(2)	Awards(3)(4)	Total

Charles F. Christ(5)	$33,750	$100,164	$—	$133,914
Thomas A. Commes	$75,000	$100,164	$—	$175,164
Curtis J. Crawford(6)	$—	$100,164	$—	$100,164
Andrew Cueva	$22,995	$—	$—	$22,995
James H. Dennedy(7)	$—	$—	$—	$—
Howard K. Knicely	$70,000	$100,164	$—	$170,164
Keith M. Kolerus	$120,000	$100,164	$31,408	$251,572
Robert A. Lauer	$45,000	$100,164	$—	$145,164
Robert G. McCreary, III	$70,000	$100,164	$—	$170,164
John Mutch(5)	$1,648	$—	$—	$1,648
Eileen M. Rudden(5)	$31,607	$100,164	$—	$131,771
Steve Tepedino(7)	$1,648	$—	$—	$1,648

(1)	Refer to the narrative immediately before the Director Compensation for Fiscal Year 2009 table for a discussion of various cash amounts paid to Directors.

(2)	On May 23, 2008, a grant of 10,200 Common Shares was approved for each non-employee Director pursuant to the 2006 Equity Plan. The “Stock Awards” column represents the 2008 FAS 123R expense for the May 23, 2008 restricted stock award.

(3)	As of March 31, 2009, the aggregate number of unexercised stock options held by each current non-employee Director was as follows: Mr. Christ, 37,500; Mr. Commes, 52,500; Mr. Crawford, 7,500; Mr. Kolerus, 47,500; Mr. Knicely, 30,000; Mr. Lauer, 37,500; Mr. McCreary, 37,500; Mr. Mutch and Mr. Dennedy, 0. All of the foregoing outstanding stock options were exercisable as of March 31, 2009.
(4)	On November 14, 2008, as a result of Mr. Kolerus being named the Chairman of the Board, our Board granted Mr. Kolerus an option to purchase 25,000 Common Shares at $2.19 a share (the closing trading price of the Common Shares on that day), vesting 100% on March 31, 2009, subject only to Mr. Kolerus continuing in his role as Chairman of our Board at that time. The “Option Awards” column represents the 2009 FAS 123R expense for the November 14, 2008 option award for Mr. Kolerus.
(5)	Mr. Christ and Ms. Rudden resigned from the Board in March 2009, and Messrs. Mutch and Tepedino were appointed to fill these vacancies.
(6)	Mr. Crawford resigned from the Board on June 25, 2008 and Mr. R. Andrew Cueva was appointed to the Board to fill this vacancy.
(7)	Mr. Tepedino resigned from the Board on May 21, 2009 and Mr. Dennedy was appointed to the Board on June 22, 2009.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. In June 2008, the Board adopted an Amended and Restated Audit Committee Charter, which is available at the Company’s website www.agilysys.com. The Audit Committee currently consists of five Directors, all of whom are independent in accordance with the rules of the NASDAQ Stock Market, Section 10A(m) of the Securities Exchange Act of 1934

and the rules and regulations of the SEC. The Board has determined that Mr. Commes is an “audit committee financial expert” as defined by the SEC.

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the system of internal controls over financial reporting. Ernst & Young LLP, the Company’s independent registered public accounting firm, audits the annual financial statements prepared by management and expresses an opinion on whether those financial statements conform with United States generally accepted accounting principles, and also audit the internal controls over financial reporting. The Audit Committee hires the Company’s independent registered public accounting firm and monitors these processes.

In carrying out its responsibilities, the Audit Committee has reviewed and has discussed with the Company’s management the Company’s 2009 audited financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles. In addition, the Audit Committee discussed with the Company’s financial management and independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the audit, their evaluation of the Company’s internal controls over financial reporting, including both the design and usefulness of such internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has also received written disclosures from Ernst & Young LLP regarding their independence from the Company and its management as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with the independent registered public accounting firm their independence, and has considered the compatibility of non-audit services with the registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s 2009 audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2009.

Submitted by the Audit Committee of the Board of Directors
as of June 8, 2009

Thomas A. Commes, Chairman
R. Andrew Cueva
James H. Dennedy
Robert A. Lauer
Robert G. McCreary III

The Audit Committee has reviewed the fees of Ernst & Young LLP, the company’s independent registered public accounting firm. Fees for services rendered by Ernst & Young for fiscal years 2009 and 2008 were:

		Audit-Related
Fiscal Year	Audit Fees	Fees	Tax Fees	All Other Fees

2009	$1,618,304	$30,139	$218,500	$-0-
2008	$1,836,500	$233,200	$267,000	$-0-

“Audit Fees” consist of fees billed for professional services provided for the annual audit of the company’s financial statements, annual audit of internal control over financial reporting, review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings. “Audit-Related Fees” generally include fees for employee benefits plan audits, business acquisitions and accounting consultations. “Tax Fees” include tax compliance and tax advice services. “All Other Fees” generally relate to services provided in connection with non-audit acquisition activities.

It is the Audit Committee’s policy that all audit, non-audit and tax services are pre-approved by the Audit Committee. Consistent with its charter, the Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee between meetings when it is necessary to expedite services, provided that any pre-approvals so delegated are reported to the Audit Committee at its next scheduled meeting. All audit, non-audit and tax services were pre-approved by the Audit Committee consistent with this policy during fiscal years 2009 and 2008.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended Code of Regulations or otherwise. However, we are submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young, and proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

OTHER MATTERS

Reports will be laid before the Annual Meeting, including a letter from the Chief Executive Officer which accompanies the financial statements of the Company and the Auditor’s Report prepared by independent auditors. The Board of Directors does not expect nor intend to present for consideration any action by shareholders related to any reports to be laid before the Annual Meeting or related to the minutes of the Annual Meeting of Shareholders held on March 26, 2009 which will be read at the Annual Meeting on July 31, 2009, unless a motion to dispense with a reading is adopted.

The Board of Directors is not aware of any matter to come before the Annual Meeting other than those mentioned in the accompanying Notice. However, if other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy intend to vote using their best judgment on such matters.

The cost of solicitation of Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and the Company may reimburse them for their expenses in so doing. To the extent necessary to assure sufficient representation, officers and employees of the Company may in person or by telephone or telegram request the return of Proxies. In addition, the Company has retained Georgeson to assist in the solicitation of proxies. The Company has agreed that Georgeson will be paid a fee not to exceed $8,500, plus reimbursement of reasonable out-of-pocket expenses. The Company has also agreed to indemnify Georgeson against certain liabilities and expenses, including certain liabilities and expenses under the federal securities laws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and certain of its executive officers and persons who beneficially own more than 10% of the Common Shares to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. These persons are also required to furnish the Company with copies of any filed Forms. Based solely on the Company’s review of the copies of Forms it has received, the Company believes that each of its Directors, executive officers and beneficial owners of more than 10% of the Common Shares satisfied the Section 16(a) filing requirements during 2009, with the exception of Kenneth J. Kossin, Jr., and Rita A. Thomas, each of whom made one late Form 4 filing reporting a single stock option grant transaction.

RELATED PERSON TRANSACTIONS

All related party transactions with the Company require the prior approval of or ratification by the Company’s Audit Committee. The Company, through its Nominating and Corporate Governance Committee, also makes a formal yearly inquiry of all of its officers and Directors for purposes of disclosure of related person transactions, and any such newly revealed related person transactions are conveyed to the Audit Committee. All officers and Directors are charged with updating this information with the Company’s internal legal counsel.

SHAREHOLDER PROPOSALS

Any shareholder that intends to present a proposal at the 2010 Annual Meeting of Shareholders must ensure the proposal is received by the Company’s Secretary at the Company’s principal executive offices no later than February 26, 2010, for inclusion in the Proxy Statement and form of Proxy relating to that Annual Meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the SEC.

The Company may use its discretion in voting Proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended March 31, 2010, unless the Company receives notice of such proposals prior to May 12, 2010.

You are urged to sign and return your proxy card promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
Proxy card must be signed and dated below.
ò  Please fold and detach card at perforation before mailing.  ò

ANNUAL MEETING OF SHAREHOLDERS – JULY 31, 2009
This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Martin F. Ellis and Lawrence N. Schultz, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of Agilysys, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:30 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given.

Signature(s)

Title

Your signature to this Proxy form should be exactly the same as the name imprinted hereon. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. For joint accounts, the name of each joint owner must be signed.

Dated: , 2009
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

YOUR VOTE IS IMPORTANT
In order for your vote to be included in the tabulation, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares may be represented at the Annual Meeting.
Proxy card must be signed and dated below.
ò  Please fold and detach card at perforation before mailing.  ò

PROXY
The undersigned hereby authorizes and directs said Proxy holders to vote all of the Common Shares of the Company represented by this Proxy as follows, with the understanding that if no directions are given below for any proposal, said Common Shares will be voted FOR such proposal. The Board of Directors recommends a vote FOR proposals 1 and 2.
If cumulative voting is in effect, the Proxy holders intend to cumulate votes for the election of all or any one or more of the Board of Directors’ nominees, James H. Dennedy, Martin F. Ellis and John Mutch. THIS PROXY CARD GIVES THE PROXY HOLDERS FULL DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG MESSRS. DENNEDY, ELLIS AND MUTCH, UNLESS AUTHORITY TO VOTE FOR ANY OF THEM IS WITHHELD, IN WHICH CASE NO VOTES REPRESENTED BY THIS PROXY CARD WILL BE CAST FOR ANY DIRECTOR FOR WHOM AUTHORITY TO VOTE IS SO WITHHELD.

1.	ELECTION OF DIRECTORS:
	☐	FOR all nominees listed below		☐	WITHHOLD AUTHORITY
		(except as marked to the contrary below)			to vote for all nominees listed below

		James H. Dennedy	Martin F. Ellis	John Mutch

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE

c/o National City Bank
Shareholder Services Operations
Locator 5352
P. O. Box 94509
Cleveland, OH 44101-4509
Voting instruction card must be signed and dated below.
ò  Please fold and detach card at perforation before mailing.  ò

ANNUAL MEETING OF SHAREHOLDERS – JULY 31, 2009
Voting Instructions Solicited on Behalf of the Trustee
The undersigned hereby instructs State Street Bank & Trust Company, as Trustee, and Massachusetts Mutual Financial Group, as fund manager of the Retirement Plan of Agilysys, Inc. (the “Plan”) to vote in person or by proxy all common shares of Agilysys, Inc. credited to my account which are entitled to vote under the Plan at the Annual Meeting of Shareholders of the Company, to be held at the Company’s headquarters at 28925 Fountain Parkway, Solon, Ohio 44139, at 8:30 a.m., local time, and at any adjournments thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement, hereby revoking any and all voting instructions heretofore given.

Signature

Your signature should be exactly the same as the name imprinted hereon.

Dated: , 2009
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE

YOUR VOTE IS IMPORTANT
You can be sure your shares are represented at the meeting by promptly returning your voting instruction card in the enclosed envelope.
Voting instruction card must be signed and dated below.
ò  Please fold and detach card at perforation before mailing.  ò

VOTING INSTRUCTION CARD
This instruction card, when properly executed, will be voted in the manner directed herein by the undersigned. If no instruction is given, your shares will be voted FOR the nominees listed and FOR proposal 2. The Board of Directors recommends a vote FOR proposals 1 and 2.
Absent specific instructions with respect to cumulative voting, in the event there is cumulative voting for the election of Directors at the Annual Meeting of Shareholders, the Trustee will vote the common shares credited to your account which are entitled to vote under the Plan cumulatively among all or less than all of the Board of Director’s nominees, and to allocate such votes among all or less than all of such nominees (other than nominees for whom authority to vote has been withheld) in the same relative proportion (to the nearest extent possible) as common shares entitled to vote under the Plan are voted for the nominees listed below.

1.	ELECTION OF DIRECTORS:
	☐	FOR all nominees listed below		☐	WITHHOLD AUTHORITY
		(except as marked to the contrary below)			to vote for all nominees listed below

		James H. Dennedy	Martin F. Ellis	John Mutch

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the following line.

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE